                                                                     EXHIBIT 2.1




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                            ASSET PURCHASE AGREEMENT


                                  By and Among


                              HALSEY DRUG CO., INC.
                                       and
                        AXIOM PHARMACEUTICAL CORPORATION
                                 as the Seller,


                                       and
                        IVAX PHARMACEUTICALS NEW YORK LLC
                                as the Purchaser



           Dated and Entered into on this the 19th day of March, 2004




================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                    EXHIBITS
                                    --------

Exhibit A           Products

Exhibit B           Form of Bill of Sale

Exhibit C           Halsey Equipment

Exhibit D           Excluded Assets

Exhibit E           Assignment of Contract of Sale

Exhibit F           Par's consent to the assignment of the Brenner Contract of
                    Sale

Exhibit G           Form of Assignment of Service Contract

Exhibit H           Use and License Agreement

Exhibit I           Agent's Release of Liens

Exhibit J           Par-Purchaser Closing Statement

Exhibit K           Par Equipment

Exhibit L           Seller-Purchaser Closing Statement

Exhibit M           Voting Agreement

Exhibit N           Acknowledgement terminating the Brenner Drive Lease

Exhibit O           Assignment to the Purchaser Halsey's rights as tenant under
                    Wells Avenue Lease

Exhibit P           Consent of Rendahl Corporation to the assignment of Halsey's rights as tenant under Wells Avenue Lease

Exhibit Q           Rendahl Corporation's estoppel letter relating to the Wells
                    Facility

Exhibit R           Halsey's estoppel letter relating to the Wells Facility

Exhibit S           Seller's Officer's Certificate

Exhibit T           Legal Opinion of Seller's Counsel

Exhibit U           Purchaser's Officer's Certificate

Exhibit V           Legal Opinion of Purchaser's Counsel

Exhibit W           Security Agreement

Exhibit X           Form of FDA Transfer Letter


                                    SCHEDULES
                                    ---------

Schedule A          Seller's Representatives for Knowledge Representations

Schedule B          Purchaser's Representatives for Knowledge Representations

Schedule C          Transferred Deposits and Prepaid Expenses

                              DISCLOSURE SCHEDULES
                              --------------------

Part 2.3(a)(ii)     Assumed Contracts

Part 2.4(b)(viii)   Terminated Contracts

Part 2.5(c)(xii)    Seller's Wire Instructions for the First Closing

Part 2.6(c)(iii)    Seller's Wire Instructions for the Second Closing

Part 3.1            Affiliates of Halsey

Part 3.2(d)         Halsey Capitalization

Part 3.3(a)         Consents and Approvals

Part 3.3(b)         Product Registrations

Part 3.6(a)         Intellectual Property

Part 3.6(b)         Exceptions to Intellectual Property

Part 3.7            Computer Systems

Part 3.8            Contracts

Part 3.9(b)         Violations

Part 3.9(c)         Government Action

Part 3.10           Litigation

Part 3.11           Medical Information

Part 3.14(a)        Compliance with Environmental Laws

Part 3.14(b)        Release of Hazardous Materials at or from the Facilities

Part 3.14(c)        Pending or Threatened Environmental Litigation or
                    Enforcement

Part 3.15           Notices

Part 3.16           Reporting and Remediation Obligations

Part 3.18           Insurance

Part 3.19(a)        Wells Avenue Lease

Part 3.19(b)        Brenner Drive Lease

Part 3.19(c)        Contract Of Sale' as Exhibit F to the Brenner Avenue Lease

Part 3.19(j)        Violations of Certain Ordinances

Part 3.19(m)        Service Agreements

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is dated and entered into as of this the 19th day of March, 2004, by and among HALSEY DRUG CO., INC., a New York corporation with offices at 616 N. North Court, Suite 120, Palatine, Illinois 60067 ("Halsey"), AXIOM PHARMACEUTICAL CORPORATION, a Delaware corporation and wholly-owned direct subsidiary of Halsey with offices at 616 N. North Court, Suite 120, Palatine, Illinois 60067 ("Axiom" and, together with Halsey, collectively and individually, the "Seller"), and IVAX PHARMACEUTICALS NEW YORK LLC, a New York limited liability company with offices at 77 Brenner Drive, Congers, New York 10920 (the "Purchaser") (the Seller and the Purchaser, collectively, the "Parties", and each individually, a "Party").

                             PRELIMINARY STATEMENTS
                             ----------------------

     In connection with the assignment to the Purchaser of (i) all the Seller's rights, title and interests in and to the Brenner Contract of Sale (as defined herein) relating to the Brenner Facility (as hereinafter defined) and (ii) Seller's tenant interest in the Wells Avenue Lease relating to the Wells Facility (as hereinafter defined, collectively together with the Brenner Facility, the "Facilities", and each individually, a "Facility"), each pursuant to the transactions, documents and deliveries contemplated by this Agreement, the Seller also desires to sell, and the Purchaser desires to purchase, subject to the terms and conditions set forth herein, the Seller's rights in the Products as well as the Halsey Equipment, Intellectual Property, Product Registrations, Transferred Documentation and Manufacturing Information (each, as hereinafter defined).

     NOW, THEREFORE, in consideration of the foregoing preliminary statements and the mutual agreements and covenants set forth herein, the Parties hereby agree as follows:

                                   SECTION 1
                           DEFINITIONS AND REFERENCES

     1.1. Defined Terms. As used in this Agreement, the following defined terms shall have the meanings specified below:

     "Acquired Assets" shall mean the First Closing Acquired Assets and the Second Closing Acquired Assets.

     "Act" shall mean the federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder.

     "Affiliates" shall mean, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes hereof, the term "controlled" (including the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the direct or indirect ability or power to direct or cause the direction of management policies of such Person or otherwise direct the affairs of such Person, whether through ownership of voting securities or otherwise.

     "Agent's Release of Liens" shall have the meaning set forth in Section 2.5(b)(vii).

     "Allocation Schedule" shall have the meaning set forth in Section 2.2(b).

     "ANDA" shall mean an abbreviated new drug application requesting permission to place a drug on the market in accordance with 21 C.F.R. Part 314 Subpart C, and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning the applicable drug which are necessary for FDA approval to market the drug in the United States.

     "API" shall mean the active pharmaceutical ingredient(s) in a Product.

     "Applicable Law" shall mean all federal, regional, state, county, municipal or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, directives, judgments and governmental policies applicable to, covering or relating to the Business, Seller's conduct thereof, the Acquired Assets, the Par Equipment or either of the Facilities, including, without limitation, the Act, the Chemical Diversion and Trafficking Act of 1988, the Domestic Chemical Diversion Control Act of 1993, the Comprehensive Methamphetamine Control Act of 1996, the Methamphetamine Anti-Proliferation Act of 2000, the rules, regulations and policies applicable under the federal Medicare program and all state Medicaid programs, and Environmental Laws, as well as the requirements of any local board of fire underwriters (or other body exercising similar functions).

     "Assignment of Contract of Sale" shall have the meaning set forth in
Section 2.5(b)(iv).

     "Assignment and Assumption of Tenant's Interest in Lease" shall have the meaning set forth in Section 2.5(b)(xii).

     "Assumed Contracts" shall have the meaning set forth in Section
2.3(a)(iii).

     "Assumed Liabilities" shall have the meaning set forth in Section 2.4(a).

     "Auditor" shall have the meaning set forth in Section 5.11.

     "Bill of Sale" shall mean each Bill of Sale and Assignment of Assets, dated as of the First Closing Date or Second Closing Date, as the case may be, and executed by the Seller, in the form attached hereto as Exhibit B.

     "Brenner Contract of Sale" shall have the meaning set forth in Section 2.5(b)(iii).

     "Brenner Drive Lease" shall have the meaning set forth in Section 3.19(b).

     "Brenner Facility" shall mean the land, facilities and equipment leased by the Seller at 77 Brenner Drive, Congers, New York, being formerly known as Lot 22.02, Block A, Section 128 and being currently known as Lot 12, Block 2,
Section 44.7 on the tax map of the Town of Clarkstown, Rockland County, New
York.

     "Business" shall mean the Seller's (a) ownership, operation and use of the Acquired Assets, (b) operation, use, validation and qualification of the Halsey Equipment and the Par Equipment, (c) operation, use and approval of each of the Facilities, (d) operation of the Facilities in the State of New York for pharmaceutical product manufacturing, packaging, labeling, storage, warehousing and distribution, including, but not limited to pharmaceutical products containing controlled substances, and (e) the development, validation, manufacturing, packaging, use, labeling, storage, warehousing, distribution and sale of the Products; in each case, on or before the First Closing Date.

     "C.F.R." shall mean the United States Code of Federal Regulations.

     "Closing" shall mean the First Closing and/or the Second Closing, as the case may be.

     "Closing Asset Shortfall" shall have the meaning set forth in Section 5.11.

     "Closing Date" shall mean the First Closing Date and/or the Second Closing Date, as the case may be.

     "Computer Systems" shall have the meaning set forth in Section 3.7.

     "Confidential Asset Information" shall have the meaning set forth in
Section 5.3(a).

     "Confidential Information" shall have the meaning set forth in Section 5.3(a).

     "Confidential Party Information" shall have the meaning set forth in
Section 5.3(a).

     "Consent to Assignment of Lease" shall have the meaning set forth in
Section 2.5(b)(xiv).

     "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

     "Contracts" shall have the meaning set forth in Section 3.8.

     "Damages" shall mean any and all costs (including amounts paid in settlement), losses, damages, claims, liabilities, fines, penalties and expenses, court costs, and reasonable fees and disbursements of counsel, consultants and expert witnesses.

     "DEA" shall mean the United States Drug Enforcement Administration and any successor agency or entity that may be established hereafter.

     "Designated Products" shall mean Dextromethorphan-Guaifenesin-Pseudoephedrine, Dextromethorphan-Guaifenesin, Dextromethorphan-Guaifenesin-
Pyrilamine, and Pseudoephedrine-Dextromethorphan-Chlorpheniramine.

     "Dextromethorphan-Guaifenesin" shall mean the formulation of Dextromethorphan HBr and Guaifenesin described on Exhibit A.

     "Dextromethorphan-Guaifenesin-Pseudoephedrine" shall mean the formulation of Dextromethorphan HBr, Guaifenesin and Pseudoephedrine HCl Liquid described on Exhibit A.

     "Dextromethorphan-Guaifenesin-Pyrilamine" shall mean the formulation of Dextromethorphan HBr, Guaifenesin and Pyrilamine Maleate described on Exhibit A.

     "Environment" shall mean air, land, surface soil, subsurface soil, sediment, surface water, groundwater, wetlands and all flora and fauna present therein or thereon.

     "Environmental Claim" shall mean any and all claims, demands, causes of action, suits, proceedings, administrative proceedings, orders, losses, judgments, decrees, debts, investigations, requests or demands for information, damages (whether to person, property or natural resources), liabilities, court costs, attorneys' fees and other expenses.

     "Environmental Conditions" shall mean any pollution or contamination of, or the Release of Hazardous Materials into, the Environment.

     "Environmental Laws" shall mean all federal, regional, state, county or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, directives and judgments relating to public health or safety, pollution, damage to or protection of the Environment, Environmental Conditions, Releases or threatened Releases of Hazardous Materials into the Environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Materials, including but not limited to: the Federal Water Pollution Control Act, 33 U.S.C.ss.ss.1231-1387; the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901-6991 ("RCRA"); the Clean Air Act, 42 U.S.C.ss.ss.7401-7642; the Comprehensive Environmental Response ---- Compensation and Liability Act, 42 U.S.C.ss.ss.9601-9675 ("CERCLA"); the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601-2629; the ------ Federal Occupational Safety and Health Act, 29 U.S.C.ss. 657 et seq. ("OSHA"); Air Pollution Control Act, New York Environmental ---- Conservation Laws ("NYECL")ss.19-0101 et seq.; Water Pollution Control Act, NYECLss.17-0101 et seq.; Flood Control Act, NYECL sec. ----- 16-010ss.; Water Resources Law, NYECLss.15-010 et seq.; Fresh Water Wetlands Act, NYECLss.24-010 et seq.; Tidal Wetlands Act, NYECLss. 25-0101 et seq.; Hazardous Substances Bulk Storage Act, NYECLss.40-010 et seq.; Environmental Protection Act, NYECLss.54-010 et seq.; Bulk Storage of Petroleum Act, NYECLss.17-1001 et seq.; Navigation Law, N.Y.Nav. Law. Art. 12ss.176 et. seq.; Brownfield Cleanup Act, NYECLss.15-0101 et seq.; and any and all rules and regulations promulgated under any of the foregoing.

     "Excluded Assets" shall have the meaning set forth in Section 2.3(c).

     "Excluded Liabilities" shall have the meaning set forth in Section 2.4(b).

     "FDA" shall mean the United States Food and Drug Administration and any successor agency or entity that may be established hereafter.

     "FDA Transfer of Ownership Letter" shall mean the letter submitted by each of the Parties to the FDA notifying the agency of the change in ownership of an ANDA in accordance with 21 C.F.R. 314.72.

     "Final Asset Measurement Date" shall have the meaning set forth in Section 5.11.

     "First Closing" shall have the meaning set forth in Section 2.5(a).

     "First Closing Acquired Assets" shall have the meaning set forth in Section 2.3(a).

     "First Closing Date" shall have the meaning set forth in Section 2.5(a).

     "First Closing Payment" shall have the meaning set forth in Section 2.2(a)(i).

     "Governmental Authority" shall mean any court of competent jurisdiction, governmental agency, board or commission or other governmental authority or other instrumentality of the United States, any state, county, city or other political subdivision within the United States or any other jurisdiction within the Territory (including, without limitation, the FDA and DEA).

     "Guaifenesin-Codeine" shall mean the formulation of Guaifenesin and Codeine described on Exhibit A.

     "Guaifenesin-Hydrocodone" shall mean the formulation of Guaifenesin and Hydrocodone Bitartrate described on Exhibit A.

     "Guaifenesin-Pseudoephedrine-Codeine" shall mean the formulation of Guaifenesin, Pseudoephedrine HCl and Codeine described on Exhibit A.

     "Halsey Equipment" shall mean all machinery, equipment, furniture, vehicles and other similar tangible assets located at the Facilities, including manufacturing, packaging and labeling equipment for the production of solid and liquid products, equipment for various utilities, boilers, compressors and water systems, tools, laboratory equipment and accessories, including without limitation, the equipment identified on Exhibit C, except (a) the Par Equipment,
(b) the assets identified on Exhibit D and (c) the Inventory.

     "Hazardous Materials" shall mean any substances, materials or wastes, whether liquid, gaseous or solid, or any pollutant or contaminant, that is infectious, toxic, hazardous, explosive, corrosive, flammable or radioactive, including without limitation, petroleum, polychlorinated biphenyls, asbestos and asbestos containing materials and urea formaldehyde, or that is regulated under, defined, listed or included in any Environmental Laws, including without limitation, CERCLA, RCRA and OSHA.

     "Homatropine-Hydrocodone" shall mean the formulation of Homatropine Methylbromide and Hydrocodone Bitartrate described on Exhibit A.

     "Indebtedness" of any Person means, without duplication: (1) all indebtedness for borrowed money, (2) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (3) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (4) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (5) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (6) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (7) all indebtedness referred to in clauses (1) through (6) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (8) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (1) through (7) above.

     "Indemnified Party" shall have the meaning set forth in Section 8.5(a).

     "Indemnifying Party" shall have the meaning set forth in Section 8.5(a).

     "Insurance Policies" shall have the meaning set forth in Section 3.18.

     "Intellectual Property" shall mean any and all formulae, formulations, specifications, technologies, inventions, assays, quality control and testing methods and procedures, manufacturing processes, know-how and trade secrets, whether or not patentable, relating to the Business, the conduct thereof by the Seller or otherwise, operation of the Facilities, operation or use of the Par Equipment, operation or use of the Halsey Equipment, or the Products or the manufacture, formulation, testing or packaging thereof, including, without limitation, synthesis, preparation, recovery and purification processes and techniques, control methods and assays, chemical data, toxicological and pharmacological data and techniques, clinical data and medical uses.

     "Inventory" shall mean any and all (a) finished goods, raw materials, API, other chemical compounds, excipients, labels, inserts and other product components and products labeling and packaging materials, and (b) market research data, customer information, sales information, and all sales or marketing training materials in whatever medium (e.g., audio, visual, print or electronic); in each case, owned by the Seller, in the Seller's possession or located at either of the Facilities as of the First Closing Date.

     "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Liabilities" means, as to any Person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether known or unknown, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by generally accepted accounting principles to be reflected, in such Person's balance sheets or other financial books and records.

     "Lien" shall mean any lien (statutory or otherwise), claim, charge, option, security interest, judgment, pledge, mortgage, restriction, financing statement or similar encumbrance or right of any kind or nature whatsoever, including without limitation, any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device, or any statutory mechanics', warehousemen's, materialmen's, contractors', workmen's, repairmen's and carriers' liens and other similar liens.

     "Losses" shall have the meaning set forth in Section 8.3.

     "Knowledge" shall mean (i) with respect to the Seller, the actual knowledge of the representatives of the Seller set forth on Schedule A after due inquiry; and (ii) with respect to the Purchaser, the actual knowledge of the representatives of the Purchaser set forth on Schedule B after due inquiry.

     "Manufacturing Information" shall mean any and all information, data, documentation, schedules and procedures relating to manufacturing processes, process validation, process qualification, equipment validation, equipment qualification, equipment maintenance, equipment calibration, equipment installation, equipment control parameters, environmental controls, and equipment and process operating information, operating manuals and training materials, in whatever medium (e.g., audio, visual, print or electronic), held by the Seller or to which the Seller has rights, including, without limitation, any and all such information, data, documentation, schedules and procedures required by any Governmental Authority or relating to compliance with good manufacturing practice or other Applicable Law, including, without limitation, equipment drawings; in each case to the extent not included in Intellectual Property.

     "Non-Packaging Assets" shall have the meaning assigned to such term in the Use and License Agreement.

     "NYDEC" shall mean the New York State Department of Environmental Conservation, its divisions, bureaus and subdivisions.

     "Other Brenner Real Estate Documents" shall have the meaning set forth in
Section 2.5(b)(ix).

     "Other Wells Real Estate Documents" shall have the meaning set forth in
Section 2.5(b)(xvii).

     "Outside Meeting Date" shall have the meaning set forth in Section 2.11.

     "Packaging Equipment" shall have the meaning assigned to such term in the Use and License Agreement.

     "Par" shall mean Par Pharmaceutical, Inc.

     "Par Consent" shall have the meaning set forth in Section 2.5(b)(v).

     "Par Equipment" shall mean the equipment identified on Exhibit K.

     "Par-Purchaser Closing Statement" shall have the meaning set forth in
Section 2.5(b)(xix).

     "Permitted Liens" shall mean Liens for taxes or assessments which are not due and payable.

     "Person" shall mean a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority or any other entity or organization.

     "Prednisolone Syrup" shall mean the formulation of Prednisolone Syrup described on Exhibit A.

     "Proceeding" shall mean all obligations, liabilities, and commitments in respect of any claims, action or proceeding, including product liability claims.

     "Product Registrations" shall mean the approvals, registrations, applications, licenses and permits (including but not limited to the ANDAs and the master batch records) for the Products which have been prepared, fixed and/or received in order to manufacture, distribute, market or sell same (and related submissions to and correspondence with the FDA, DEA or other Governmental Authority), in each case held in the Seller's name on or prior to the First Closing Date to, from or with the FDA, DEA or other Governmental Authority.

     "Products" shall mean Prednisolone Syrup, Homatropine-Hydrocodone, Guaifenesin-Codeine, Guaifenesin-Pseudoephedrine-Codeine,
Guaifenesin-Hydrocodone, Dextromethorphan-Guaifenesin-Pseudoephedrine,
Dextromethorphan-Guaifenesin, Dextromethorphan-Guaifenesin-Pyrilamine, and
Pseudoephedrine-Dextromethorphan-Chlorpheniramine.

     "Proxy Statement" shall have the meaning set forth in Section 2.10(a).

     "Pseudoephedrine-Dextromethorphan-Chlorpheniramine" shall mean the formulation of Pseudoephedrine HCl, Dextromethorphan HBr and Chlorpheniramine Maleate described on Exhibit A.

     "Purchase Price" shall have the meaning set forth in Section 2.2(a).

     "Refundable Amount" shall have the meaning set forth in Section 2.2(a)(i).

     "Related Agreements" shall mean the Brenner Contract of Sale, Assignment of Contract of Sale, Par Consent, Agent's Release of Liens, Use and License Agreement, Voting Agreement, Other Brenner Real Estate Documents, Other Wells Real Estate Documents, Termination of Lease, Assignment and Assumption of Tenant's Interest in Lease, Consent to Assignment of Lease, Wells Landlord Estoppel Letter, Wells Tenant Estoppel Letter, Par-Purchaser Closing Statement, Seller-Purchaser Closing Statement, each Bill of Sale entered into by the Parties, the Security Agreement, the Seller's Officer's Certificates, the Purchaser's Officer's Certificates and all other documents and agreements delivered at either Closing.

     "Release" shall mean any intentional or unintentional release, discharge, burial, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping into the Environment.

     "Remedial Action" means any and all: (i) investigations of Environmental Conditions of any kind or nature whatsoever, including site assessments, site investigations, remedial investigations, soil, groundwater, surface water, sediment sampling or monitoring; or (ii) actions of any kind or nature whatsoever taken to remove, abate or remediate Environmental Conditions, including the use, implementation, application, installation, operation or maintenance of removal actions, in-situ or ex-situ remediation technologies applied to the surface or subsurface soils, encapsulation or stabilization of soils, excavation and off-site treatment or disposal of soils, systems for the recovery and/or treatment of groundwater or free product.

     "Retained Information" shall mean the books and records prepared and maintained by the Seller containing the laboratory books and batch records for the Products, in each case the originals or copies of which are required to be kept by the Seller pursuant to applicable government regulations in connection with the Seller's conduct of the Business.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "Second Closing" shall have the meaning set forth in Section 2.6(a).

     "Second Closing Acquired Assets" shall have the meaning set forth in
Section 2.3(b).

         "Second Closing Date" shall have the meaning set forth in Section
2.6(a).

     "Second Closing Payment" shall have the meaning set forth in Section 2.2(a)(ii).

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security Agreement" shall have the meaning set forth in Section 2.5(b)(xxii).

     "Seller-Purchaser Closing Statement" shall have the meaning set forth in Section 2.5(b)(xx).

     "Service Agreements" shall have the meaning set forth in Section
3.19(m).

     "Shareholder Approval" shall mean the adoption and approval of the Transactions Requiring Shareholder Approval by the holders of Halsey's Voting Securities representing two-thirds or greater of the outstanding Voting Securities of Halsey, such adoption and approval obtained pursuant to the New York Business Corporation Law, any other applicable laws, Halsey's certificate of incorporation and bylaws, each as amended to date, and all contracts binding on Halsey.

     "Shareholder Meeting" shall have the meaning set forth in Section 2.11.

     "Tax" shall mean any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum, and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever, and any interest, penalties, additions or additional amounts thereon, imposed, assessed, collected by or under the authority of any Governmental Authority or payable under any tax-sharing agreement, any other contract or any of the Contracts.

     "Tax Liabilities" shall have the meaning set forth in Section 2.4(b)(vi).

     "Terminated Contracts" shall have the meaning set forth in Section 2.4(b)(viii).

     "Termination of Lease" shall have the meaning set forth in Section 2.5(b)(xi).

     "Territory" shall mean the fifty (50) states of the United States of America, the District of Columbia, the Commonwealth of Puerto Rico and all territories or possessions of the United States.

     "Third Party" shall mean any person or entity who or which is neither a Party nor an Affiliate of a Party.

     "Third Party Claim" shall have the meaning set forth in Section 8.5(a).

     "Transactions Requiring Shareholder Approval" shall mean only the purchase and sale of the Second Closing Acquired Assets as contemplated in this Agreement and no other transaction, right or obligation of any Party, whether or not set forth in this Agreement or any Related Agreement.

     "Transferred Deposits and Prepaid Expenses" shall have the meaning set forth in Section 2.5(b)(xx).

     "Transferred Documentation" shall mean all documentation, whether in hard-copy or electronic form, which the Seller owns, has rights to or has in its possession, pertaining to the validation, approval, analysis, manufacture, marketing or distribution of any of the Products, including, but not limited to, all of the following with respect to each of the Products, complete: (a) regulatory filings and supporting documents, correspondence sent to and from regulatory authorities, warnings and notices from regulatory authorities, chemistry, manufacturing and controls data and documentation, preclinical and clinical studies and tests, including, without limitation, the master batch records, for each Product, analytical test methods and validation reports, stability data and change controls; (b) supplier and customer lists; (c) records maintained under record keeping or reporting requirements of the FDA, DEA, any other Governmental Authority or under Applicable Law; (d) field alerts, investigational reports, complaint, adverse event and medical inquiry filings and records with respect to the Products; and (e) if the Product has an ANDA, a complete copy of such ANDA for such Product.

     "Use and License Agreement" shall have the meaning set forth in Section 2.5(b)(vi).

     "Voting Agreement" shall have the meaning set forth in Section
2.5(b)(viii).

     "Voting Securities" shall mean any and all (a) common stock and other voting stock of Halsey, and (b) rights, warrants, contract rights, options, notes, debentures and other securities which are (i) convertible into or exercisable for common stock or other voting stock of Halsey, or (ii) whose holders have the right to vote at shareholder meetings of Halsey.

     "Wells Avenue Lease" shall have the meaning set forth in Section 3.19(a).

     "Wells Facility" shall mean the land and facilities leased by the Seller at 125 Wells Avenue, Congers, New York, being formerly known as Lot 26, Block A,
Section 128 and being currently known as Lot 3, Block 3, Section 44.11 on the tax maps of the Town of Clarkstown, New York.

     "Wells Landlord Estoppel Letter" shall have the meaning set forth in
Section 2.5(b)(xv).

     "Wells Tenant Estoppel Letter" shall have the meaning set forth in Section 2.5(b)(xvi).

                                   SECTION 2
                           SALE AND PURCHASE OF ASSETS

     2.1. Purchase and Sale.

          (a) First Closing. On the terms and subject to the conditions of this Agreement, at the First Closing, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, the First Closing Acquired Assets, free and clear of all Liens, other than Permitted Liens, and the Purchaser shall pay to Halsey the First Closing Payment.

          (b) Second Closing. On the terms and subject to the conditions of this Agreement, at the Second Closing, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, the Second Closing Acquired Assets, free and clear of all Liens, other than Permitted Liens, and the Purchaser shall pay to Halsey the Second Closing Payment.

     2.2. Purchase Price; Allocation.

          (a) Purchase Price. Subject to the other terms and conditions of this Agreement, including any setoff amounts and any applicable deductions, prorated amounts and credits, the total payments to be made by the Purchaser to the Seller under this Agreement and any Related Agreement shall be Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Purchase Price") and the Purchase Price shall be payable in the following payments:

               (i) The "First Closing Payment" shall mean Two Million Dollars ($2,000,000), all of which (the "Refundable Amount") shall be refundable in accordance with the terms of Section 9.2.

               (ii) The "Second Closing Payment" shall mean Five Hundred Thousand Dollars ($500,000).

          (b) The Purchase Price shall be allocated among the First Closing Acquired Assets and Second Closing Acquired Assets in accordance with the determination of a Third Party appraiser selected by the Purchaser, such determination to be made in the sole discretion of such Third Party appraiser based upon appraisals undertaken by it following each Closing, at the Purchaser's cost, (the "Allocation Schedule"). The Seller and the Purchaser shall sign and submit all necessary forms to report this transaction for federal, state and foreign income tax purposes in accordance with the Allocation Schedule as provided in Treasury Regulations Section 1.1060-1.

     2.3. Acquired Assets.

          (a) First Closing. The term "First Closing Acquired Assets" shall mean all of the Seller's rights, title and interest in, to and under the following assets of the Seller:

               (i) all Intellectual Property and Manufacturing Information relating to the Par Equipment and the Facilities;

               (ii) all of the Transferred Deposits and Prepaid Expenses; and

               (iii) all rights under the contracts listed on Part 2.3(a)(ii) of the Disclosure Schedules (collectively, the "Assumed Contracts").

          (b) Second Closing. The term "Second Closing Acquired Assets" shall mean all of the Seller's rights, title and interest in, to and under the following assets of the Seller:

               (i) all of the Halsey Equipment;

               (ii) all Intellectual Property and Manufacturing Information relating to the Halsey Equipment;

               (iii) all of the Product Registrations;

               (iv) all of the Transferred Documentation; and

               (v) all Intellectual Property and Manufacturing Information relating to the Products.

          (c) The Purchaser acknowledges and agrees that it is not acquiring any rights, title or interest in, to and under any of the following assets (the "Excluded Assets"):

               (i) cash and cash equivalents of the Seller;

               (ii) accounts receivable, notes receivable and other indebtedness due and owed by any Third Party or Affiliate to the Seller arising or held in connection with the Business;

               (iii) the assets listed on Exhibit D attached hereto, and

               (iv) the Inventory and any other assets, properties or rights of the Seller other than the First Closing Acquired Assets and Second Closing Acquired Assets.

     2.4. Assumed Liabilities.

          (a) Upon the terms and subject to the conditions of this Agreement, the Purchaser shall assume, as of the First Closing Date, and the Purchaser shall pay, perform and discharge when due, all performance obligations of the Seller under the Assumed Contracts with respect to periods after the First Closing Date, other than (i) liabilities for amounts owed and other obligations thereunder by the Seller with respect to periods on or prior to the First Closing Date and (ii) liabilities and other obligations arising out of any breach thereof by the Seller, (the "Assumed Liabilities").

          (b) Notwithstanding any other provision of this Agreement or any Related Agreement to the contrary, other than the Assumed Liabilities, the Purchaser shall not assume or be deemed to have assumed any Liability or other obligation of the Seller whatsoever (the "Excluded Liabilities"), including, without limitation, any Liability arising out of, resulting from or relating to:

               (i) any accounts payable of the Seller;

               (ii) the Business or the Seller's conduct thereof, including, without limitation, (A) any product liability, breach of warranty or similar causes of action or claims, whether in tort, contract or otherwise, regardless of when asserted, which resulted from the use or misuse of any Product manufactured by or on behalf of or sold or distributed by the Seller, (B) any violation of Applicable Laws, and (C) any Liabilities relating to the pricing of the Products by the Seller, rebates, chargebacks or other forms of discounts, allowances or other deductions granted by the Seller, or the marketing of the Products by the Seller or any Person acting on behalf of the Seller;

               (iii) Environmental Claims, Environmental Conditions and natural resources damages and injuries existing on or prior to the First Closing Date, or arising from events on or prior to the First Closing Date, in each case including, but not limited to, (1) Environmental Claims, Environmental Conditions and natural resources damages or injuries, respecting any of the Acquired Assets, the Halsey Equipment or the Par Equipment, either of the Facilities or improvements thereon, the Excluded Assets, the Business as conducted by the Seller or otherwise, and (2) any and all Losses and events giving rise to Losses covered by Section 8.3(d);

               (iv) employment, payroll, compensation or benefits (including severance) for the past, present or future employees of the Seller or any contractor of the Seller, including Liability arising under federal or state plant shutdown laws such as the Warn Act, arising in connection with any termination of employment, movement of place of employment, shutdown or wind down of operations at the Facilities or any other operation of the Seller, at any time past, present or future;

               (v) Seller's past, present or future agreements with labor unions;

               (vi) any Liabilities of Seller for Taxes, including (A) any Taxes arising as a result of the Seller's operation of its business in the past, present or future, (B) any Taxes arising as a result of the Business, (C) any Taxes, other than sales taxes, that will arise as a result of the sale of the Acquired Assets pursuant to this Agreement and (D) any deferred Taxes of any nature ("Tax Liabilities");

               (vii) rebates, chargebacks or other forms of discounts, allowances or other deductions granted by the Seller with respect to any Product, or with respect to any returns of any Product sold by the Seller; or

               (viii) all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments of the Seller relating to the Business or otherwise other than the obligations under the Assumed Contracts assumed pursuant to Section 2.3(a)(ii), but including without limitation, those listed as Part 2.4(b)(viii) of the Disclosure Schedules (collectively, the "Terminated Contracts") which shall be terminated by the Seller on or prior to the First Closing Date and all sums due thereunder shall be paid in full by the Seller and all obligations due thereunder shall be performed by the Seller to completeness.

          (c) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT TO THE CONTRARY, (I) PURCHASER IS NOT IN ANY WAY A SUCCESSOR OF SELLER OR ANY OF ITS AFFILIATES UNDER APPLICABLE ENVIRONMENTAL LAWS OR ANY OTHER LAWS, AND (II) PURCHASER DOES NOT IN ANY WAY ASSUME ANY RESPONSIBILITY OR LIABILITIES OF THE SELLER FOR ENVIRONMENTAL CONDITIONS EXISTING ON OR RELATING TO THE FACILITIES OR ENVIRONMENTAL CLAIMS RELATING THERETO.

     2.5. First Closing.
          --------------

          (a) First Closing. The simultaneous consummation of the transactions contemplated in this Section 2.5 (the "First Closing") shall, subject to the satisfaction or waiver of the conditions set forth in Sections 6.1, 6.2 and 6.3, take place at 10:00 a.m. on March 19, 2004, at the offices of Reed Smith LLP, Princeton Forrestal Village, 136 Main Street, Princeton, New Jersey 08543, or at such other time and place as shall be mutually agreed upon by the Parties. The date on which the First Closing occurs is referred to in this Agreement as the "First Closing Date". As promptly as reasonably practicable after the First Closing Date and in any event within 10 business days after the First Closing Date, the Seller shall deliver to the Purchaser any information, records and materials identified in Section 2.3(a) which shall not have been theretofore delivered. All such information, records and materials provided by the Seller shall be filed in files at the Facilities or packaged, organized and listed in a commercially reasonable manner, at the Seller's cost.

          (b) Seller's Obligations at the First Closing. At the First Closing, the Seller shall undertake, cause to be undertaken, deliver to the Purchaser and/or cause to be delivered to the Purchaser, as applicable, the following, each duly undertaken or executed on behalf of the applicable party by an authorized officer thereof:

               (i) The Seller shall deliver to the Purchaser a Bill of Sale executed by the Seller with respect to the First Closing Acquired Assets in the form of Exhibit B;

Brenner Purchase Option and Agreement
-------------------------------------

               (ii) Halsey shall exercise the option to purchase the Brenner Facility in accordance with the Brenner Drive Lease and in connection therewith shall cause to be paid to Par Two Hundred and Fifty Thousand Dollars ($250,000) in immediately available funds as a deposit on the full purchase price for the Brenner Facility and the Par Equipment;

               (iii) Halsey and Par shall execute and deliver to the Purchaser the contract of sale for the Brenner Facility in the form attached to the Brenner Drive Lease pursuant to which Halsey shall purchase from Par, and Par shall sell to Halsey, the Brenner Facility and the Par Equipment (the "Brenner Contract of Sale");

               (iv) Halsey shall deliver to the Purchaser the Assignment and Assumption of Contract of Sale executed by Halsey in the form attached hereto as Exhibit E (the "Assignment of Contract of Sale");

               (v) Par shall consent in writing in the form attached hereto as Exhibit F (the "Par Consent") to the assignment of the Brenner Contract of Sale as contemplated by the Assignment of Contract of Sale;

Use and License; Release of Liens and Grant of Consent by Third Parties
-----------------------------------------------------------------------

               (vi) The Seller shall deliver to the Purchaser the Use and License Agreement executed by the Seller in the form attached hereto as Exhibit H (the "Use and License Agreement");

               (vii) Galen Partners III, L.P. shall execute and deliver to the Seller and the Purchaser the Agent's Release of Liens attached hereto as Exhibit I (the "Agent's Release of Liens");

               (viii) The Voting Agreement in the form attached hereto as Exhibit M (the "Voting Agreement") shall be executed by the parties thereto and delivered to the Seller and the Purchaser;

Brenner Facility Real Estate Closing
------------------------------------

               (ix) Par shall execute and deliver to the Purchaser the following relating to the Brenner Facility: Deed, Affidavit of Title, Form 1099, a Bill of Sale relating to the Par Equipment, and other ancillary documentation and customary real estate closing deliveries as may be required by the title company in connection with the transactions relating to the Brenner Facility (collectively, the "Other Brenner Real Estate Documents");

               (x) Halsey shall, on the earlier of the First Closing Date or March 19, 2004, remove any and all assets, furniture, chemicals and other materials and documents at the Brenner Facility which are not included in the Acquired Assets or the Par Equipment, including, without limitation, the Inventory and the assets set forth on Exhibit D;

               (xi) Halsey and Par shall execute and deliver to the Purchaser the Termination of Lease attached hereto as Exhibit N (the "Termination of Lease");

Wells Facility Lease
--------------------

               (xii) Halsey shall provide the Purchaser with the Assignment and Assumption of Tenant's Interest in Lease executed by Halsey in the form attached hereto as Exhibit O (the "Assignment and Assumption of Tenant's Interest in Lease");

               (xiii) Halsey shall, on the earlier of the First Closing Date or March 19, 2004, remove any and all assets, furniture, chemicals and other materials and documents at the Wells Facility which are not included in the Acquired Assets or the Par Equipment, including, without limitation, the Inventory and the assets set forth on Exhibit D;

               (xiv) Rendahl Corporation shall provide the Purchaser with the Consent to Assignment of Lease executed by Rendahl Corporation in form attached hereto as Exhibit P (the "Consent to Assignment of Lease");

               (xv) Rendahl Corporation shall provide the Purchaser with the Landlord Estoppel Letter executed by Rendahl Corporation in form attached hereto as Exhibit Q (the "Wells Landlord Estoppel Letter");

               (xvi) Halsey shall provide the Purchaser with the Tenant Estoppel Letter executed by Halsey in the form attached hereto as Exhibit R (the "Wells Tenant Estoppel Letter");

               (xvii) Such other real estate closing deliveries as may be required by the title company in connection with the transactions relating to the Wells Facility (the "Other Wells Real Estate Documents");

Assignment and Assumption of Service Contracts
----------------------------------------------

               (xviii) The Seller shall assign, and the Purchaser shall assume, the Assumed Contracts pursuant to the form of assignment attached hereto as Exhibit G or in another form of assignment acceptable to the Purchaser. The Parties acknowledge that there are no Service Contracts relating to Computer Systems.

Closing Statements; Air Permits; Security Agreement
---------------------------------------------------

               (xix) Par shall provide to the Purchaser a closing statement executed by the Seller in the form attached hereto as Exhibit J (the "Par-Purchaser Closing Statement");

               (xx) The Seller shall provide to the Purchaser a closing statement executed by the Seller in the form attached hereto as Exhibit L (the "Seller-Purchaser Closing Statement"), which shall reflect, among other things, the amounts set forth on Schedule C of the Disclosure Schedules ("Transferred Deposits and Prepaid Expenses");

               (xxi) The Seller and Purchaser shall execute and file with appropriate Governmental Authorities documentation to transfer the air permits for the Brenner Facility that have been issued as of the First Closing Date;

               (xxii) The Seller shall provide the Purchaser with the Security Agreement executed by the Seller in the form attached hereto as Exhibit W (the "Security Agreement");

Seller's Officer's Certificate; Opinion of the Seller's Counsel
---------------------------------------------------------------

               (xxiii) The Seller shall deliver to the Purchaser the Seller's Officer's Certificate executed by the Seller in the form of Exhibit S; and

               (xxiv) Counsel for the Seller shall deliver a legal opinion to the Purchaser in the form attached hereto as Exhibit T.

          (c) Purchaser's Obligations at the First Closing. At the First Closing, the Purchaser shall undertake, cause to be undertaken, deliver to the Seller and/or cause to be delivered to the Seller, as applicable, the following, each duly undertaken or executed on behalf of the Purchaser by an authorized officer thereof:

Brenner Purchase Option
-----------------------

               (i) In connection with Halsey's exercise of the option to purchase the Brenner Facility in accordance with the Brenner Drive Lease, the Purchaser shall pay to Par Two Hundred and Fifty Thousand Dollars ($250,000) in immediately available funds as a deposit on the full purchase price for the Brenner Facility and the Par Equipment;

               (ii) The Purchaser shall deliver to Halsey the Assignment of Contract of Sale executed by the Purchaser;

Real Estate Closing on the Brenner Facility
-------------------------------------------

               (iii) Pursuant to the Brenner Contract of Sale that has been assigned to the Purchaser, the Purchaser shall pay to Par Five Million Dollars ($5,000,000) less (A) the deposit of Two Hundred and Fifty Thousand Dollars ($250,000) delivered by the Purchaser to Par upon exercise of the option to purchase the Brenner Facility in accordance with the Brenner Drive Lease, and
(B) any other applicable deductions and prorated amounts as set forth in the Par-Purchaser Closing Statement;

Wells Facility Lease
--------------------

               (iv) The Purchaser shall deliver to Halsey the Assignment and Assumption of Tenant's Interest in Lease executed by the Purchaser;

               (v) The Purchaser shall exercise the option to renew the Wells Avenue Lease;

Closing Statements; Air Permits; Security Agreement
---------------------------------------------------

               (vi) The Purchaser shall provide to Par the Par-Purchaser Closing Statement executed by the Purchaser;

               (vii) The Purchaser shall provide to the Seller the Seller-Purchaser Closing Statement executed by the Purchaser, which shall reflect, among other things, the amounts set forth on Schedule C of the Disclosure Schedules;

               (viii) The Seller and Purchaser shall execute and file with appropriate Governmental Authorities documentation to transfer the air permits for the Brenner Facility that have been issued as of the First Closing Date;

               (ix) The Purchaser shall deliver to the Seller the Security Agreement executed by the Purchaser;

Purchaser's Officer's Certificate; Opinion of Purchaser's Counsel
-----------------------------------------------------------------

               (x) The Purchaser shall deliver to the Seller the Purchaser's Officer's Certificate executed by the Purchaser in the form of Exhibit U;

               (xi) Counsel for the Purchaser shall deliver a legal opinion to the Seller in the form attached hereto as Exhibit V; and

First Closing Payment
---------------------

               (xii) Subject to any applicable deductions or credits and prorated amounts under the Seller-Purchaser Closing Statement, the Purchaser shall deliver to the Seller cash in the amount of the First Closing Payment by wire transfer to the account of the Seller listed as Part 2.5(c)(xii) of the Disclosure Schedules.

     2.6. Second Closing.

          (a) Second Closing. The simultaneous consummation of the transactions contemplated in this Section 2.6 (the "Second Closing") shall, subject to the satisfaction or waiver of the conditions set forth in Sections 6.1, 6.2 and 6.3, take place at 10:00 a.m. three business days following Halsey receiving Shareholder Approval, at the offices of Reed Smith LLP, Princeton Forrestal Village, 136 Main Street, Princeton, New Jersey 08543, or at such other time and place as shall be mutually agreed upon by the Parties. The date on which the Second Closing occurs is referred to in this Agreement as the "Second Closing Date". As promptly as reasonably practicable after the Second Closing Date and in any event within 10 business days after the Second Closing Date, the Seller shall deliver to the Purchaser any information, records and materials identified in Section 2.3(b) which shall not have been theretofore delivered. All such information, records and materials provided by the Seller shall be filed in files at the Facilities or packaged, organized and listed in a commercially reasonable manner, at the Seller's cost.

          (b) Seller's Obligations at the Second Closing. At the Second Closing, the Seller shall undertake, cause to be undertaken, deliver to the Purchaser and/or cause to be delivered to the Purchaser, as applicable, the following, each duly undertaken or executed on behalf of the applicable party by an authorized officer thereof:

               (i) The Seller shall deliver to the Purchaser an executed affidavit certifying Shareholder Approval given by the Inspector of Election to whom Halsey's Board of Directors has delegated responsibility with respect to the voting of the holders of Halsey's Voting Securities at the Shareholder Meeting;

               (ii) The Seller shall deliver to the Purchaser a Bill of Sale executed by the Seller with respect to the Second Closing Acquired Assets in the form of Exhibit B;

               (iii) If notwithstanding Section 5.10, any Lien exists on any of the Second Closing Acquired Assets, then the Seller shall cause each such Lien, and the security interest evidenced thereby, to be terminated, and this shall include, but not be limited to, filing of UCC-3 termination statements with respect to such Liens;

               (iv) The Parties shall file with the FDA the information required pursuant to 21 C.F.R. 314.72, or any successor regulation thereto, regarding the transfer of the ANDAs from the Seller to the Purchaser in the form attached as
Exhibit X;

               (v) The Seller shall deliver to the Purchaser the Seller's Officer's Certificate executed by the Seller in the form of Exhibit S; and

               (vi) Counsel for the Seller shall deliver a legal opinion to the Purchaser in the form attached hereto as Exhibit T.

          (c) Purchaser's Obligations at the Second Closing. At the Second Closing, the Purchaser shall undertake, cause to be undertaken, deliver to the Seller and/or cause to be delivered to the Seller, as applicable, the following, each duly undertaken or executed on behalf of the Purchaser by an authorized officer thereof:

               (i) The Parties shall file with the FDA the information required pursuant to 21 C.F.R. 314.72, or any successor regulation thereto, regarding the transfer of the ANDAs from the Seller to the Purchaser in the form attached as
Exhibit X;

               (ii) The Purchaser shall deliver to the Seller the Purchaser's Officer's Certificate executed by the Purchaser in the form of Exhibit U;

               (iii) Subject to any Losses arising on or before the Second Closing Date, unpaid amounts owed as the value of the Closing Asset Shortfall under Section 5.11, or any other unpaid amounts owed by the Seller to the Purchaser as of the Second Closing Date, which amounts shall be set off against and deducted from the amount that would otherwise be due at the Second Closing, thereby reducing the Second Closing Payment otherwise payable at the Second Closing, the Purchaser shall deliver to the Seller cash in the amount of the Second Closing Payment by wire transfer to the account of the Seller listed as
Part 2.6(c)(iii) of the Disclosure Schedules; and

               (iv) Counsel for the Purchaser shall deliver a legal opinion to the Seller in the form attached as Exhibit V.

     2.7. License to the Retained Information. The Seller hereby grants to the Purchaser and its Affiliates, effective immediately upon the Second Closing, an exclusive, perpetual, fully paid-up and royalty-free, transferable and sublicensable right and license to use the Retained Information to (i) make, have made, use, offer for sale, sell, import, develop and commercialize the Products, (ii) use and operate the Facilities, the Par Equipment and the Halsey Equipment for any purpose, and (iii) utilize for any purpose the Intellectual Property, Product Registrations, Transferred Documentation and Manufacturing Information relating to either the Par Equipment or the Halsey Equipment.

     2.8. Risk of Loss.

     Until the First Closing Date, any loss of or damage to the Acquired Assets from fire, casualty or any other occurrence shall be the sole responsibility of the Seller. At the First Closing, title and risk of loss to the First Closing Acquired Assets shall be transferred to the Purchaser. Title to the Second Closing Acquired Assets shall be maintained at all times with the Seller until the Second Closing, however beginning with the First Closing Date and thereafter until and if this Agreement is terminated, the Purchaser shall bear all risk of loss associated with the Halsey Equipment and be solely responsible for procuring adequate insurance to protect such Halsey Equipment against any such loss to the extent the Purchaser desires in its sole discretion; provided, however the Parties acknowledge and agree that in the event of any such loss (1) the Purchaser shall be promptly paid and shall retain any and all insurance and other payments received by any Party in connection with such loss and the Seller shall have no claim on any such payments whatsoever, (2) the terms set forth in
Section 4.2(e) of the Use and License Agreement shall apply, and (3) neither such loss to the Halsey Equipment nor any of the foregoing terms shall prevent the Second Closing and there shall be no deduction in the Second Closing Payment due to such loss. At the Second Closing, title and, except as provided above, risk of loss to the Second Closing Acquired Assets shall be transferred to the Purchaser.

     2.9. Scope of the Parties' Rights.

          (a) The Purchaser hereby acknowledges and agrees that it will acquire no right, title, or interest whatsoever in any property or assets of the Seller except as set forth in this Agreement and the Related Agreements.

          (b) The Seller hereby acknowledges and agrees that the Seller shall not interfere with, nor have the right to prohibit, the development, manufacture, sale, or distribution of the Products in the Territory by Purchaser.

     2.10. Proxy Statement.

          (a) Halsey shall as promptly as is reasonably practicable, but no later than May 31, 2004, prepare and file with the SEC a preliminary proxy statement and related soliciting materials under the Securities Exchange Act of 1934, as amended, such that the holders of Halsey's Voting Securities may consider and vote upon the adoption of a resolution approving the Transactions Requiring Shareholder Approval in accordance with the New York Business Corporation Law at the Shareholder Meeting (the "Proxy Statement"); provided, however, prior to filing or mailing of the definitive Proxy Statement, any supplement or amendment thereto, and any correspondence with the SEC, Halsey shall use its best efforts to respond to the comments of the SEC thereon and shall promptly make any further filings (including amendments and supplements) in connection therewith that may be necessary. Halsey shall cause the Proxy Statement, related materials and all other documents it is filing with the SEC or other regulatory authorities under this Section 2.10 to comply as to form and substance in all material respects with applicable law, including without limitation the Securities Exchange Act. Halsey shall permit the Purchaser to review and comment on any documents and filings with the SEC, including without limitation, the Proxy Statement and any related soliciting material provided to holders of Halsey's Voting Securities in connection with the Transactions Requiring Shareholder Approval, to the extent such documents and filings contain any references to the Purchaser, its Affiliates and/or the transactions contemplated by this Agreement or any Related Agreement.

          (b) Halsey shall notify the Purchaser promptly upon receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant to this Section 2.10 and of any request by the SEC or its staff or any other government officials for amendments, revisions or supplements to the Proxy Statement of other SEC filings, or for additional information made pursuant hereto. Halsey shall supply the Purchaser with copies of all correspondence between the SEC, its staff or any other government officials, on the one hand, and Halsey or any of its representatives, on the other hand, with respect to Halsey's Proxy Statement, the transactions contemplated by this Agreement and the Related Agreements or any other filing with the SEC related to the transactions contemplated by this Agreement and the Related Agreements.

          (c) The Proxy Statement and any related soliciting material provided to the holders of Halsey's Voting Securities in connection with the Transactions Requiring Stockholder Approval shall not contain any untrue statement of material fact or omit a fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     2.11. Shareholder Meeting.

     Following the First Closing Date, Halsey shall take all action necessary in accordance with applicable law, Halsey's certificate of incorporation and bylaws, each as amended to date, and all contracts binding on Halsey to give timely notice of the annual meeting of its shareholders that first follows the First Closing Date (the "Shareholder Meeting"). Subject to the fiduciary duty of Halsey's directors and applicable law, Halsey shall use its reasonable best efforts to solicit from the holders of Halsey's Voting Securities proxies in favor of the adoption and approval of the Transactions Requiring Shareholder Approval, and at the Shareholder Meeting shall do so first before considering any other proposals, and shall take all other action necessary to secure the approval of the holders of Halsey's Voting Securities (by vote or consent) required by applicable law, Halsey's certificate of incorporation and bylaws, each as amended to date, and all contracts binding on Halsey. The Proxy Statement shall contain the affirmative recommendation of the board of directors of Halsey in favor of the adoption of a resolution approving the Transactions Requiring Shareholder Approval; provided, however, no director or officer of Halsey shall be required to violate any fiduciary duty or other requirement imposed by applicable law in connection therewith. In accordance with Halsey's bylaws and applicable law, Halsey shall as promptly as is reasonably practicable, but no later than September 30, 2004; provided, however, that, if Halsey receives comments from the SEC on the Proxy Statement, Halsey may extend such date to October 31, 2004 (the "Outside Meeting Date"), convene the Shareholder Meeting. If (a) Halsey does not convene the Shareholder Meeting on or before by the Outside Meeting Date or (b) Halsey does convene the Shareholder Meeting by the Outside Meeting Date but does not secure Shareholder Approval by the Outside Meeting Date or (c) anytime prior to Shareholder Approval, proxies subject to the Voting Agreement represent less than two-thirds of the issued and outstanding Voting Securities of Halsey, then the Purchaser may, but shall not be required to, terminate this Agreement. The effects of such termination shall be set forth in Section 9.2.

                                   SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     The Seller hereby represents and warrants to the Purchaser that, except as may be set forth in the Disclosure Schedules delivered to the Purchaser simultaneously with the execution of this Agreement:

     3.1. Organization.

     Halsey is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Axiom is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and a wholly owned direct subsidiary of Halsey. The Seller is duly qualified to do business if required to do so pursuant to the laws of each jurisdiction in which it does business. The Seller has all requisite power and authority to own and operate all of the Acquired Assets, to lease each of the Facilities and the Par Equipment and to carry on the Business as presently and heretofore conducted. Part 3.1 of the Disclosure Schedules identifies (a) the name, jurisdiction of formation and principal place of business for each of Halsey's Affiliates, (b) ownership interests of Halsey in each such Affiliate, and (c) which, if any, of the Acquired Assets each such Affiliate owns or has any rights or claims to. Each Affiliate of Halsey is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified to do business if required to do so pursuant to the laws of each jurisdiction in which it does business.

     3.2. Authority; Execution and Delivery; Enforceability; Equity Capitalization.

          (a) The Seller has the requisite power and authority to execute and deliver this Agreement and the Related Agreements and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements and the performance by the Seller of its obligations hereunder and thereunder have been authorized by all requisite action on the part of the Seller. This Agreement has been validly executed and delivered by the Seller and constitutes, and each Related Agreement that is to be executed and delivered by the Seller will, when executed and delivered by the Seller, constitute, a legal, valid and binding obligation of such the Seller, enforceable against the Seller in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

          (b) The Seller has furnished or made available to the Purchaser true, correct and complete copies of the Seller's Certificate of Incorporation, as amended and as in effect on the date hereof, and the Seller's bylaws, as amended and as in effect on the date hereof, and the terms of all securities convertible into, or exercisable or exchangeable for, common stock of Halsey and the material rights of the holders thereof in respect thereto.

          (c) Except with respect to the Transactions Requiring Shareholder Approval at the Shareholder Meeting, Halsey is not required under the New York Business Corporation Law, Securities Exchange Act, any stock exchange rules or any other applicable law to obtain the approval of its shareholders in order for it to enter into any transaction, right or obligation contemplated by this Agreement or any of the Related Agreements, including without limitation the transactions, rights and obligations of the Parties relating to the First Closing, the Use and License Agreement, the Brenner Facility Transactions and the Wells Facility Transactions.

          (d) As of the First Closing Date, the authorized capital stock of Halsey is as set forth on Part 3.2(d) of the Disclosure Schedules. In addition, as of the First Closing Date, the Voting Securities of Halsey is as set forth on
Part 3.2(d) of the Disclosure Schedules. All of such outstanding shares of common stock have been, or upon issuance will be, validly issued and fully paid and nonassessable. Except as set forth on Part 3.2(d) of the Disclosure
Schedules: (A) no shares of the Seller's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Seller; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Seller or any of its Affiliates, or contracts, commitments, understandings or arrangements by which the Seller or any of its Affiliates is or may become bound to issue additional shares of capital stock of the Seller or any of its Affiliates or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Seller or any of its Affiliates; (C) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Seller or any of its Affiliates or by which the Seller or any of its Affiliates is or may become bound; (D) there are no agreements or arrangements under which the Seller or any of its Affiliates is obligated to register the sale of any of their securities under the Securities Act; (E) there are no outstanding securities or instruments of the Seller or any of its Affiliates which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Seller or any of its Affiliates is or may become bound to redeem a security of the Seller or any of its Affiliates; (F) there are no securities or instruments containing anti-dilution or similar provisions; and (G) the Seller does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

          (e) The Voting Agreement is irrevocable and such Voting Agreement, and proxies contained therein, confer the requisite number of votes of the debenture holders option holders, stockholders, and/or holders of any other voting rights of Halsey, as of the date hereof, on a non-diluted basis, and, assuming all Persons who have been designated by the Parties as signatories to the Voting Agreement execute and deliver the Voting Agreement, on a fully-diluted basis as if all securities providing for conversion rights were converted, necessary to approve the obligation to transfer the Acquired Assets to the Purchaser. The Voting Agreement confers rights to the Purchaser as a third-party beneficiary.

     3.3. Consents and Approvals; No Violations.

          (a) Except as set forth in Part 3.3(a) of the Disclosure Schedules, neither the execution and delivery of this Agreement nor the Related Agreements by the Seller, nor the performance by the Seller of their obligations hereunder or thereunder will: (i) violate the organizational documents of the Seller; (ii) conflict with or result in a violation or breach of, or constitute a default under, any contract, agreement or instrument to which the Seller is a party or by which the Acquired Assets are bound (including, without limitation, any Assumed Contract), or result in the creation or imposition of any Lien upon any of the Acquired Assets; or (iii) violate or conflict with any law, rule, regulation, judgment, order or decree of any court.

          (b) Except with respect to the Transactions Requiring Shareholder Approval which require approval only by the Persons holding two-thirds of Halsey's Voting Securities, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority or any other Person is necessary for the consummation by the Seller of the transactions contemplated by this Agreement. Except as set forth on Part 3.3(b) of the Disclosure Schedules, there are no Product Registrations for the Products.

     3.4. Equipment.

          (a) All of the Par Equipment is currently present at the Brenner Facility.

          (b) All of the Halsey Equipment is currently present at either the Brenner Facility or the Wells Facility.

          (c) All of the Par Equipment and the Halsey Equipment was, when last used by the Seller, in working order, normal wear and tear excepted.

          (d) Since February 29, 2004, no material changes have been made to or occurred with respect to the Facilities, the Par Equipment or the Halsey Equipment, except that Seller has discontinued manufacturing, labeling and packaging operations at the Facilities and terminated substantially all of its employees at the Facilities.

          (e) EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN ANY RELATED AGREEMENT,
(1) THE SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACQUIRED ASSETS, THE FACILITIES OR THE PAR EQUIPMENT (2) THE PURCHASER IS PURCHASING THE ACQUIRED ASSETS "AS IS", AND (3) THE SELLER HEREBY DISCLAIMS ALL

OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     3.5. Title to Assets.

          The Seller has good and marketable title to all the Acquired Assets. As of the First Closing Date, the Purchaser shall acquire good and marketable title to, and all right, title and interest of the Seller in and to, the First Closing Acquired Assets, free and clear of all Liens and Environmental Claims, other than Permitted Liens. As of the Second Closing Date, the Purchaser shall acquire good and marketable title to, and all right, title and interest of the Seller in and to, the Second Closing Acquired Assets, free and clear of all Liens and Environmental Claims, other than Permitted Liens. As of the First Closing Date there are no Liens, other than Permitted Liens, on any of the First Closing Acquired Assets or the Second Closing Acquired Assets. The Seller owns and is transferring to the Purchaser the formulas, master batch records, analytical testing methods, other Intellectual Property and Transferred Documents with respect to the Products. Subject to necessary regulatory approvals, the Seller has all rights to manufacture, distribute, market and sell the Products in the Territory and, in accordance with the terms of this Agreement and the Related Agreements, the Seller is transferring all such rights to the Purchaser. While the Seller owns the formulas, master batch records, analytical testing methods, other Intellectual Property and Transferred Documents relating to the Designated Products, to date, the Seller has not sold the Designated Products under the Seller's name in the Territory and the Seller has engaged in contract manufacturing of the Designated Products under which Designated Products have been sold to Deliz Pharmaceutical Corp. for distribution, marketing and sale in Puerto Rico by Deliz Pharmaceutical Corp. under trademarks owned by Deliz Pharmaceutical Corp. Other than Homatropine-Hydrocodone, the Products were made by the Seller at the Facilities utilizing only the improvements at the Facilities, the Par Equipment and the Acquired Assets. The Seller has not received regulatory approvals to market and sell the Designated Products in the Territory.

     3.6. Intellectual Property.

          (a) Part 3.6(a) of the Disclosure Schedules sets forth a list of the Intellectual Property and all licenses or similar agreements or arrangements to which the Seller is a party, either as licensee or licensor, relating to the Intellectual Property.

          (b) Except as set forth on Part 3.6(b) of the Disclosure Schedules:

               (i) the Seller is the sole owner of all rights, title and interest in and to the Intellectual Property;

               (ii) the Seller has not assigned, transferred, terminated, licensed, pledged, or otherwise encumbered or disposed of any of the Intellectual Property;

               (iii) to the Seller's Knowledge, no Third Party has a superior right to the Seller to use any of the Intellectual Property relating to the Products;

               (iv) to the Seller's Knowledge, no Third Party has questioned or challenged the scope or validity of the Intellectual Property;

               (v) the Seller has not received notice from any Third Party and has no Knowledge that the use of the Intellectual Property infringes, has infringed or has misappropriated, or will infringe the intellectual property rights of any Third Party or has constituted or does or will constitute unfair competition or unfair trade practices under the laws of any jurisdiction; and

               (vi) none of the Intellectual Property is subject to any contractual obligation restricting the Seller's use or transfer thereof within the Territory or entitling others to use the same or in any way obligating the Seller to make payments to others.

          (c) The Intellectual Property included in the Acquired Assets constitutes all of the rights to patents, trade secrets, know-how, proprietary information and other intellectual property rights that were used in the Business.

     3.7. Computer Systems.

     Part 3.7 of the Disclosure Schedules identifies (i) all of the electronic data processing systems, information systems, computer software programs, program specifications, charts, procedures, routines, report layouts and formats, record file layouts, computer databases and related material (collectively, the "Computer Systems") that are needed in the conduct of the Business, (ii) whether such Computer Systems are owned or licensed to the Seller and, (iii) if licensed, the name of such licensor. The Seller has, and except as set forth on Part 3.7 of the Disclosure Schedules, the Purchaser shall have following the Second Closing, all ownership, right and title to such Computer Systems. Regardless of whether such Computer Systems are owned by, or licensed to the Seller, the Purchaser shall have following the Second Closing the legal right to use the Computer Systems as they are currently being used by the Seller, including, but not limited to, the right to create derivative works and to grant further sublicenses under such Computer Systems (to the extent Computer Systems licensed to the Seller currently permit such rights). The Computer Systems owned by the Seller, and, to the Knowledge of the Seller, the Computer Systems licensed to the Seller, do not infringe upon the rights of any other person or entity, nor has the Seller received any notice of a claim of such infringement. Except as set forth in Part 3.7 of the Disclosure Schedules, there are no sublicenses or other agreements relating to the use of the Computer Systems by Third Parties.

     3.8. Contracts.

     The contracts listed in Part 3.8 of the Disclosure Schedules constitute all of the material contracts relating to the Business, the Acquired Assets, the Halsey Equipment or the Par Equipment or either of the Facilities to which the Seller is a party (the "Contracts"). Except as set forth on Part 3.8 of the Disclosure Schedules, each of the Contracts is in full force and effect and enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting the rights and remedies of creditors, and general principles of equity. Neither the Seller nor, to the Seller's Knowledge, any other party to any Contract is in default thereof, and no condition or set of facts exists which, with notice, lapse of time or both would constitute a default thereunder on the part of the Seller or, to the Seller's Knowledge, on the part of any other party thereto. Except as contemplated by this Agreement, the Seller has not assigned any of its interest in any Contract listed as Part 3.8 of the Disclosure Schedules. The Seller shall have terminated each of the Terminated Contracts on or prior to the First Closing Date and all sums due thereunder shall be paid in full by the Seller and all obligations due thereunder shall be performed by the Seller to completeness. Except for the consents to assignment required for assignment of the Assumed Contracts to the Purchaser as set forth in Part 2.3(a)(ii) of the Disclosure Schedules, no filing with or notice to, or consent or approval of, any Person is required for the Seller's valid assignment pursuant to an Assumption Agreement of the Assumed Contracts to the Purchaser in accordance with the terms of such Assumed Contracts and applicable law. Subject to the receipt of the consents to assignment set forth in Part 2.3(a)(ii) of the Disclosure Schedules, upon assignment of each Assumed Contract to the Purchaser pursuant to the Assumption Agreement, such Assumed Contract will be in full force and effect as a contract between the Purchaser and the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting the rights and remedies of creditors, and general principles of equity.

     3.9. Compliance with Law.

     (a) The application numbers of the ANDAs for the applicable Products are as set forth on Exhibit A.

     (b) Except as provided on Part 3.9(b) of the Disclosure Schedules, the Seller has no Knowledge that: (i) its conduct of the Business on or prior to the First Closing Date was in violation of any Applicable Law or any private limitation, restriction, covenant or condition; (ii) with respect to any Product, the Seller was in violation of any Applicable Law as to the timely filing with the FDA all required notices, supplemental applications and annual or other reports or documents, including adverse experience reports; or (iii) any manufacturing, testing, distributing and/or marketing of the Products on or prior to the First Closing Date was in violation of any Applicable Law, including those relating to investigational use, premarket clearance, manufacturing in accordance with product specifications, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security.

     (c) Except as set forth on Part 3.9(c) to the Disclosure Schedules, no Governmental Authority has commenced, or, to the Knowledge of the Seller threatened to initiate, any action to withdraw its approval or request the recall of any Product, or commenced or, to the Knowledge of the Seller, threatened to initiate any action to enjoin production of any Product at any facility.

     (d) The Seller has made available to the Purchaser copies of all (i) ANDA filings relating to the4Products, including without limitation any analytical, sterility and biologic tests; (ii) reports of inspection observations relating to the Products; (iii) establishment inspection reports relating to the Products; and (iv) warning letters as well as any other documents received by the Seller or any other Person from the FDA, DEA or any other Governmental Authority relating to any Product, either of the Facilities, the Halsey Equipment or the Par Equipment and/or arising out of the conduct of the Business.

     (e) None of the Seller or its officers, employees, or agents, nor to the Seller's Knowledge any current or predecessor holder of any Product Registrations nor any of their respective officers, employees or agents, has made an untrue statement of material fact or fraudulent statement to FDA, DEA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA, DEA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto with respect to any Product.

     3.10. Litigation.

     Except as set forth on Part 3.10 of the Disclosure Schedules, there are no Proceedings pending or, to Knowledge of the Seller, threatened against or affecting the Seller, any Product, either of the Facilities, the Halsey Equipment or the Par Equipment, the Business or any of the Acquired Assets.

     3.11. Medical Information.

     The Seller has delivered to the Purchaser copies of all serious adverse event reports and periodic adverse event reports with respect to the Products that have been filed with the FDA, including any correspondence or other documents relating thereto. Part 3.11 of the Disclosure Schedules contains (i) a schedule of all payouts made by or on behalf of the Seller (including, without limitation, by any insurer) to any Person in respect of claims relating to any Product, and (ii) a schedule of all actual or, to the Seller's Knowledge, threatened claims made by any Person with respect to any Product against the Seller or any prior owner of rights in the Product.

     3.12. Brokers or Finders.

     The Seller has had no dealings, negotiations or communications, whether in writing or otherwise, with any broker(s), other intermediaries or other person acting pursuant to the Seller's authority who will be entitled to make any claim against the Purchaser for any commission, finder's fee or other fee may, in any circumstance or event, be payable in connection with the transactions contemplated by this Agreement, including without limitation the assignments of the Wells Avenue Lease and the Brenner Contract of Sale Agreement.

     3.13. Absence of Changes to the Acquired Assets.

     Between the First Closing Date and the Second Closing Date, the Seller has not sold, assigned, conveyed, transferred, pledged, permitted a Lien to be placed upon, licensed or disposed any of the Acquired Assets other than as contemplated in a transaction with the Purchaser as contemplated by this Agreement or a Related Agreement.

     3.14. Environmental Laws and Compliance.

          (a) Except as set forth on Part 3.14(a) of the Disclosure Schedules, to Seller's Knowledge, the Seller's Business is, and at all times has been, in material compliance with all Environmental Laws applicable to the Business, the Acquired Assets, the Halsey Equipment or the Par Equipment, either of the Facilities, making of the Products, or the storage and disposal of Hazardous Materials.

          (b) Except as set forth on Part 3.14(b) of the Disclosure Schedules, to Seller's Knowledge, no Release of Hazardous Materials has ever occurred at or from the Facilities.

          (c) Except as set forth on Part 3.14(c) of the Disclosure Schedules, to Seller's Knowledge, neither Seller nor any owner of the Facilities has received any notice whatsoever of pending or threatened litigation or enforcement compliance actions under Environmental Laws.

          (d) At no time after December 31, 2002 were any chlorinated solvents used in any manner whatsoever (other than storage) at either of the Facilities, including in connection with any manufacturing or other activity taking place at either of the Facilities.

          (e) At no time after September 30, 2003 were any chlorinated solvents stored in any manner whatsoever at either of the Facilities, including in connection with any manufacturing or other activity taking place at either of the Facilities.

          (f) To Seller's Knowledge, at no time during Seller's occupation of the Facilities were any chlorinated solvents ever Released in any manner whatsoever at or from either of the Facilities, including in connection with any manufacturing or other activity taking place at either of the Facilities.

     3.15. Notices. Except as set forth on Part 3.15 of the Disclosure Schedules, Seller has not received any written notice that the Seller, the Business or the conduct thereof by Seller or otherwise or either of the
Facilities: (i) is in violation of the requirements of any Environmental Laws;
(ii) is the subject of any Environmental Claim; or (iii) has actual or potential liability under any Environmental Laws.

     3.16. No Reporting or Remediation Obligations. Except as set forth on
Schedule 3.16, to the Seller's Knowledge, there are no Environmental Conditions or other facts, circumstances or activities arising out of or relating to the Business, the conduct thereof by Seller or otherwise, or the use, operation or occupancy by the Seller of the Facilities, that result or reasonably could be expected to result in (i) any obligation of the Seller to file any report or notice, to conduct any investigation, sampling or monitoring or to effect any Remedial Action under Environmental Laws; or (ii) liability, either to the NYDEC or other Governmental Authority or Third Parties, for any Environmental Claim.

     3.17. Taxes. The Seller has filed in compliance with all applicable Legal Requirements all Tax returns and has paid all Taxes required to be paid as shown to be due thereby and has duly paid all Tax Liabilities when due, in each case, including, without limitation, interest and penalties. The Seller has taken no action or failed to take action with respect to any Tax or Tax

Liabilities relating to the Acquired Assets, its business, operations, products or sales, which would give rise to a Lien on any of the Acquired Assets. The Seller is not required to collect or remit to New York State sales tax in the ordinary course of the Seller's business.

     3.18. Insurance. The Seller has previously delivered to the Purchaser the various policies of general liability and other forms of insurance under which the assets, properties and operations of the Seller are insured together with the name of the insurance company, the type of coverage, the policy number, coverage limits, information regarding all outstanding claims, whether or not the policy is in full force and effect, and the expiration dates of the policy, with respect to each such policy (the "Insurance Policies").

     3.19. Real Estate.

          (a) The copy of the Lease entered into by Halsey and Rendahl Corporation on July 1, 2000, as amended by the First Amendment to Agreement of Lease entered into on January 27, 2004 and the Second Amendment to Agreement of Lease entered into on March 8, 2004, collectively attached hereto as Part 3.19(a) of the Disclosure Schedules (the "Wells Avenue Lease") is a true, correct and complete copy of such Wells Avenue Lease and there has been no assignment, amendment, modification, extension, renewal or supplement thereto of any kind or nature.

          (b) The copy of the Agreement of Lease entered into by Halsey and Par as of March 17, 1999, as amended by the First Amendment to Agreement of Lease entered into on January 14, 2004, the Second Amendment to Agreement of Lease entered into on February 17, 2004, and the Third Amendment to Agreement of Lease entered into on March 5, 2004, collectively attached hereto as Part 3.19(b) of the Disclosure Schedules (the "Brenner Drive Lease") is a true, correct and complete copy of such Brenner Drive Lease and there has been no assignment, amendment, modification, extension, renewal or supplement thereto of any kind or nature.

          (c) The copy of the Brenner Contract of Sale attached hereto as Part 3.19(c) of the Disclosure Schedules and entitled `Contract of Sale' as Exhibit F to the Brenner Avenue Lease is a true, correct and complete copy of the Brenner Contract of Sale and there has been no assignment, amendment, modification, extension, renewal or supplement thereto of any kind or nature.

          (d) The Wells Avenue Lease represents the entire agreement between Seller and Rendahl Corporation with respect to the leasing of the Wells Facility.

          (e) The Wells Avenue Lease is in full force and effect and is a valid, binding and enforceable agreement between Halsey and Rendahl Corporation.

          (f) Halsey entered into possession and occupancy of the Wells Facility on or about July 1, 2000 and is in possession of and occupies the Wells Facility for the purposes permitted under the Wells Avenue Lease.

          (g) The term of the Wells Avenue Lease shall expire on June 30, 2004; the rent due under the Wells Avenue Lease is paid by the Seller through March 31, 2004; the Landlord has no special right to terminate the Wells Avenue Lease prior to such date, and, by the terms of paragraph 61 the Wells Avenue Lease, Halsey has the contractual right to renew or extend the term of such Lease or extend its rights under the Wells Avenue Lease.

          (h) There are no uncured defaults by Rendahl Corporation or Halsey under the Wells Avenue Lease, and Halsey has no Knowledge of any event or condition which, with the passage of time or the giving of notice, or both, would constitute a default by Rendahl Corporation or Halsey under the Wells Avenue Lease. In addition, there are no existing defenses or offsets against the enforcement of the Wells Avenue Lease by the tenant thereunder, whether when such tenant was Halsey or, after giving effect to the transactions contemplated hereby, when such tenant becomes and is the Purchaser.

          (i) Halsey has not exercised nor waived the right to extend the term of the Wells Avenue Lease for the additional three (3) year term as is contemplated by Section 61 of the Wells Avenue Lease.

          (j) Seller has not received, nor been informed of, the issuance of any notice from any governmental authority, agency or body of a violation of the zoning, safety, fire, health or other ordinances affecting the Wells Facility or the Brenner Facility, or their respective occupancies or uses, other than as set forth on Part 3.19(j) of the Disclosure Schedules.

          (k) Halsey has not assigned, mortgaged, licensed or pledged all or any part of its leasehold interests and estate under the Wells Avenue Lease nor under the Brenner Contract of Sale.

          (l) Halsey has not sublet all or any part of the Wells Facility or the Brenner Facility, and possesses the full and unrestricted right and power to make the representations set forth herein, to assign the Wells Avenue Lease and the Brenner Contract of Sale pursuant to the respective Assignments thereof, and both of such assignments are made free and clear of all liens, encumbrances, security interests, equities, claims, restrictions or agreements.

          (m) There are no management, services, equipment, supply, security, maintenance, construction, concession or other agreements with respect to or affecting either of the Facilities, except for the Agreements listed on Part 3.19(m) of the Disclosure Schedules (collectively, the "Service Agreements"). Neither Seller nor any other party to any of the Service Agreements is in default thereunder and no event or omission has occurred which with the giving notice or lapse of time, or both, would constitute a default or breach under the Service Agreements; each of the Service Agreements which are included in the Assumed Contracts is assignable by Halsey with, in some cases, the consent of the other party thereto and will not be invalidated, violated or otherwise adversely affected by the assignment thereof or the assignment of the Wells Avenue Lease or the purchase and sale of the Brenner Facility pursuant to the Brenner Contract of Sale, each as contemplated by this Agreement; the copies of the Service Agreements previously delivered by the Seller to the Purchaser are true and complete copies thereof, and the same have not been further amended, modified or supplemented; and each of the

Services Agreements included in the Terminated Contracts shall be terminated by Halsey on or prior to the First Closing Date and all sums due thereunder shall be paid in full by Halsey.

          (n) As of the First Closing Date: all buildings and improvements (including all roads, parking areas, curbs, sidewalks, sewers and other utilities) made by the Seller and included within either Facility have been completed and installed in accordance with the plans and specifications therefore as approved by the governmental authorities having jurisdiction therefore. To Seller's Knowledge, no governmental authority has ordered any improvements be made to the Facilities. To Seller's Knowledge, all street paving, curbing, sanitary sewers, storm sewers or other municipal or other governmental approvals which have been constructed or installed have been paid for and will not hereafter be assessed, and all assessments heretofore made have been paid in full. To Seller's Knowledge, there are no private contractual obligations relating to the installation or connection to any sanitary sewers or storm sewers affecting either Facility.

          (o) As of the First Closing Date: to Seller's Knowledge, all permanent certificates of occupancy and all of the licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction thereof and the requisite certificates of the local board of underwriters (or other body exercising similar functions) have been issued for each Facility and have been paid for and are in full force and effect. To Seller's Knowledge, the construction, operation and use by the Seller of the buildings and other improvements located on both Facilities do not violate any zoning, subdivision, building or similar law, ordinance, order, regulation or recorded plat or any certificate of occupancy issued for either Facility. Furthermore, Halsey has not received any written notice of any pending or intended actions relating to rezoning of any of the Facilities, or relating to the imposition of any special taxes or assessments, or payments in lieu thereof, against any of the Facilities, or relating to an increase or proposed increase in the tax assessment or rate against any Facility.

          (p) To Seller's Knowledge, no portion of either Facility and no method of operation of either Facility is in material violation of any Applicable Law or provisions of either the Wells Avenue Lease or the Brenner Drive Lease, or the Service Agreements, and there are presently no outstanding or uncured notices of any such violations.

          (q) There is, to the Knowledge of Seller, no action, suit or proceeding pending or threatened against or affecting Seller, either Facility or the owners of either Facility, relating to or arising out of the ownership, management or operation of either property, in any court or before or by any federal, state, county or municipal department, commissions, board, bureau or agency or other Governmental Authority.

          (r) Seller has no Knowledge of any defective condition, structural or otherwise, with respect to either Facility arising after February 29, 2004 but on or before the First Closing Date, including, without limitation, with respect to the heating, ventilation and air conditioning, plumbing, sprinkler, electrical drainage systems, or roofs, or any other fixtures, equipment or systems at or serving the respective Facilities.

          (s) Water, sanitary sewer, storm sewer, drainage, electric, telephone, gas and other public utility systems and lines serve both Facilities with capacity and in a manner adequate to support similar activities and similar volume and character of activities as had been previously conducted by the Seller in the conduct of its Business at the Facilities on or prior to the First Closing Date during active operations of the Facilities by the Seller, and such systems and lines are directly connected to the lines and/or other facilities of the respective public authorities or other utility companies providing such services or accepting such discharge.

          (t) Seller has not received any written notice of any condemnation proceeding or other proceedings in the nature of eminent domain takings in connection with either Facility, and to Seller's Knowledge, no such taking has been threatened.

          (u) The "M&S Agreement" referred to in Section 2.3 of the Brenner Drive Lease has been terminated, is no longer in force and has no continuing legal effect, all payments due thereunder have been paid in full, and all other obligations one party to the other party have been fulfilled, and neither Par nor Seller owe any remaining payments to one another with respect thereto.

          (v) The entire $250,000.00 "Option Payment" (as such term is defined in the Brenner Drive Lease) has been previously paid in full to Par by Halsey separate and apart from any payment contemplated to be made under this Agreement, and no other amount is due and payable by Seller to Par in connection therewith or as a precondition to the exercise of the "Purchase Option" (as such term is defined in the Brenner Drive Lease).

     3.20. Disclosure. Neither this Agreement, nor any of the schedules, attachments or exhibits hereto, contain any untrue statement of material fact or omit a fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to the Purchaser of which the Seller is aware and which materially affects the Business, the Acquired Assets, the Halsey Equipment or the Par Equipment or either of the Facilities or the value of any of the foregoing.

     3.21. Due Diligence. The representations, warranties, covenants and agreements of the Seller set forth in this Agreement, in the Related Agreements and in the documents, schedules, certificates and agreements delivered pursuant hereto shall not be affected or diminished in any way by any investigation or failure to investigate at any time by or on behalf of the Purchaser or by the Purchaser's knowledge.

                                   SECTION 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser hereby represents and warrants to the Seller that:

     4.1. Organization.

     The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York. The Purchaser has all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted.

     4.2. Authority; Execution and Delivery; Enforceability.

     The Purchaser has the requisite power and authority to execute and deliver this Agreement and the Related Agreements and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements and the performance by the Purchaser of its obligations hereunder and thereunder have been authorized by all requisite action on the part of the Purchaser. This Agreement has been validly executed and delivered by the Purchaser and constitutes, and each Related Agreement that is to be executed and delivered by the Purchaser will, when executed and delivered by the Purchaser, constitute, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles.

     4.3. Consents and Approvals; No Violations.

          (a) Neither the execution and delivery of this Agreement nor any Related Agreement by the Purchaser nor the performance by the Purchaser of its obligations hereunder or thereunder will: (i) violate the certificate of formation, operating agreement or other organizational document of the Purchaser; (ii) conflict with or result in a violation or breach of, or constitute a default under, any contract, agreement or instrument to which the Purchaser or any of its Affiliates is a party or by which any of its or their properties or assets are bound; or (iii) violate or conflict with any law, rule, regulation, judgment, order or decree.

          (b) No filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement.

     4.4. No Proceedings.

     There is no Proceeding pending or, to the Knowledge of the Purchaser, threatened against or affecting the Purchaser which would affect the Purchaser's ability to consummate the transactions contemplated by this Agreement and each Related Agreement.

     4.5. Brokers or Finders.

     The Purchaser has had no dealings, negotiations or communications, whether in writing or otherwise, with any broker(s), other intermediaries or other person acting pursuant to the Purchaser's authority will be entitled to make any claim against the Seller for any commission, finder's fee or other fee may, in any circumstance or event, be payable in connection with the transactions contemplated by this Agreement, including without limitation the assignments of the Wells Avenue Lease and the Brenner Contract of Sale Agreement

                                    SECTION 5

                                    COVENANTS

     5.1. Transfer of Regulatory Filings; Responsibility for the Product.

          (a) Promptly after the First Closing Date, the Parties shall file with the FDA such information required to notify the FDA that each of the Products is no longer being made or sold by the Seller under the applicable Product Registrations. After the First Closing Date, promptly following the request of the Purchaser, the Parties shall notify the FDA that each of the Products which are the subject of the Purchaser's request will be made by the Purchaser pursuant to a license under the applicable Product Registrations. The Seller shall use its best commercial efforts to take any and all other actions required by the FDA, DEA or other necessary governmental agencies, if any, to give effect to the rights of the Purchaser to the Second Closing Acquired Assets under the Use and License Agreement, including, without limitation, diligently fulfilling all of the Seller's obligations under this Section 5.1.

          (b) Until the Second Closing, the Seller shall have all responsibility for any and all fees assessed with respect to the Products under the Prescription User Drug Fee Act, as amended.

          (c) Until the Second Closing, the Purchaser shall notify the Seller of any and all complaints or inquiries received by the Purchaser concerning the Products by sending written communications to the Seller to Kelly Robbins, Manager of Quality Assurance and DEA Compliance, at krobbins@axiompharm.com, or such other person or persons as the Seller may specify from time to time by written notice to the Purchaser.

          (d) Promptly after the Second Closing, the Seller shall file with the FDA and other applicable Governmental Authorities all information required of a former owner of the Products. The Parties also agree to use their best efforts to take any and all other actions required by the FDA, DEA or other necessary governmental agencies, if any, to effect the transfer of the ANDAs for the Products from the Seller to the Purchaser. The Seller may retain and have access to an archival copy of the ANDAs, including supplements and records that are required to be kept under applicable law, and the Seller shall treat such archived copies as Confidential Information of the Purchaser. With respect to any Products sold or manufactured by the Seller at any time, whether before or after any Closing, the Seller shall, at its expense, diligently conduct all investigations relating to product quality complaints, adverse drug events and all other issues necessitating such investigations, and with respect to ANDA Products, the Seller shall be responsible for FDA reporting regarding the foregoing for as long as the ANDAs are in its name. The Seller shall, at its expense, promptly provide the Purchaser with all such information and reports necessary or useful in connection with the Products to enable the Purchaser to file all reports required to be filed by it and to comply with applicable law.

          (e) Promptly after the Second Closing, the Purchaser and the Seller shall take all actions necessary or required under applicable laws, rules, and regulations, to reflect that the Second Closing Acquired Assets are owned by the Purchaser.

          (f) After the Second Closing, the Seller shall notify the Purchaser of any and all complaints or inquiries concerning the Products by sending written communications to the Purchaser to the attention of Adel Kheir-Eldin by email to Adel_Kleir-Eldin@ivax.com, with a copy by fax to (305) 575-4183, or such other person or persons as the Purchaser may specify from time to time by written notice to the Seller, within 48 hours of receiving such complaints or inquiries. After the Second Closing, the Purchaser shall notify the Seller of any and all complaints or inquiries of which it receives notice concerning the Products manufactured or sold by the Seller by sending written communications to the Seller to the attention of Kelly Robbins, Manager of Quality Assurance and DEA Compliance, at krobbins@axiompharm.com, or such other person or persons as the Seller may specify from time to time by written notice to the Purchaser, within 48 hours of receiving such complaints or inquiries.

          (g) The Seller shall continue to conduct stability testing on the Products manufactured by the Seller from the date of this Agreement through the expiration date of the last lot of Product manufactured at the Facilities by the Seller.

          (h) Seller shall complete the Prednisolone Syrup annual reports for May 2002 through April 2003 within 30 days after the First Closing Date. No later than by May 31, 2004, Seller shall complete the Prednisolone Syrup annual report for the period May 2003 through April 2004. No later than by May 31, 2004, Seller shall complete all other Product annual reports required by the FDA which have been due since 12/1/2000 or cover the period ending April 2004 and until the Second Closing Date. From the First Closing Date continuing until the Seller's obligations under this Section 5.1(h) are satisfied, the Purchaser shall permit the Seller and its representatives and agents to have reasonable access during normal business hours to the Transferred Documentation necessary in connection with the Seller's performance of its obligations under this
Section 5.1(h) and the Seller shall reimburse the Purchaser for its reasonable out of pocket costs for having such information copied for the Seller.

          (i) With respect to annual reports for Products required by the FDA which are due on or before the Second Closing Date, the Seller shall prepare, complete and timely file such reports. Subject to Section 5.1(h), with respect to annual reports for Products required by the FDA which are due after the Second Closing Date, the Purchaser shall prepare, complete and timely file such reports. The Seller shall provide the Purchaser with all stability data relating to the stability studies conducted by it pursuant to Section 5.1(g) and all other information reasonably necessary or useful in the Purchaser's preparation, completion and filing of any annual reports relating to the Products under this
Section 5.1(h) or (i). The Purchaser shall provide the Seller with all information relating to any Products manufactured or sold by the Purchaser under the Product Registrations prior to the Second Closing to which the Purchaser has rights under this Agreement and the Use and License Agreement, reasonably necessary or useful in the Seller's preparation, completion and filing of any annual reports relating to the Products under this Section 5.1(i).

          (j) To the extent the Seller does not fully and timely complete any of reports required under this Section 5.1, the Purchaser may, but shall not be obligated to, take such actions as necessary or useful to prepare, complete and file such reports and the Seller shall reimburse the Purchaser for its fully burdened costs of doing so.

     5.2. Access to Information.

          (a) From the First Closing Date continuing until 2 (two) years after the Second Closing Date, the Seller shall permit the Purchaser and its representatives and agents to have reasonable access during normal business hours to the Seller's books and records and personnel primarily relating to the Acquired Assets, the Halsey Equipment or the Par Equipment, either of the Facilities or the Business, and the Seller shall furnish promptly to the Purchaser such available information concerning the Acquired Assets, the Halsey Equipment and Par Equipment, either of the Facilities and the Business as the Purchaser may reasonably request; provided the Purchaser shall reimburse the Seller for its reasonable out of pocket costs for having such information copied for the Purchaser to the extent such information is not included in any information which was required to be delivered to the Purchaser at either Closing or any other time at the Seller's expense.

          (b) In addition, at any time prior to, on or after the First Closing
Date: (i) from the First Closing Date continuing until 2 years after the Second Closing Date, unless a longer period is required by law, the Seller shall grant the Purchaser and its employees, attorneys, accountants, officers, representatives and agents, during normal business hours and upon reasonable advance written notice, reasonable access to the Retained Information, for review and photocopying by the Purchaser, at the Purchaser's expense, at the reasonable request of the Purchaser; and (ii) the Seller shall cause its employees, agents, auditors, Affiliates and representatives to cooperate with the Purchaser to ensure the orderly transition of the Business from the Seller to the Purchaser as of the First Closing Date and to minimize any disruption to the Business and the other respective businesses of the Parties that might result from the transactions contemplated hereby. Retained Information will be subject to the confidentiality obligations contained in Section 5.3. Any Retained Information to be delivered or disclosed to the Purchaser in accordance with this Section 5.2(b) may be redacted or withheld by the Seller to the extent such Retained Information relates to products (other than the Products) and businesses (other than the Business) owned or operated by the Seller.

          (c) Nothing in this Section 5.2 or otherwise in this Agreement shall require the disclosure or access by any Party of any documents or information that would cause such Party to forfeit or waive attorney-client privilege accorded it under applicable law.

     5.3. Confidentiality.

          (a) As used herein, the term "Confidential Information" shall mean (i) any information that relates exclusively to the Products or their development, manufacture, testing or FDA approval, or manufacturing procedures, manufacturing processes, manufacturing equipment, plant layouts, quality control procedures, and quality control standards, and any other information included in or related to the Acquired Assets, the Halsey Equipment or the Par Equipment, or either of the Facilities ("Confidential Asset Information"); and (ii) any information regarding the other business, other operations or other products of the Seller or the Purchaser, as the case may be, that has been disclosed to the other Party in connection with the transactions contemplated by this Agreement or the Related Agreements, as the case may be ("Confidential Party Information").

          (b) Each Party shall retain Confidential Party Information of the other Party and the Seller retain the Confidential Asset Information, in each case in strict confidence and shall not, directly or indirectly, publish or disclose it to any Third Party, or use such Confidential Information for any purpose other than for the purposes of this Agreement or the Related Agreements without the prior written consent of the other Party. Each Party agrees that it shall not communicate such Confidential Information except to its employees, advisors, representatives and contractors who have a need to know it. Each Party shall ensure that any employees, advisors, representatives or contractors who are placed in a position to learn such Confidential Information will have been previously made aware of the terms of this Agreement, have employment agreements or other agreements obligating them to keep such information confidential consistent with the terms of this Agreement and each Party shall indemnify the other Party against the misuse of such Confidential Information by its employees, advisors, representatives or contractors. For the avoidance of doubt, the Purchaser shall be under no obligation to maintain the confidentiality of any of the Confidential Asset Information and it may use and disclose the Confidential Asset Information in any manner it chooses in its sole discretion.

          (c) The obligations of confidentiality and nondisclosure shall not apply to Confidential Information which:

               (i) at the time of disclosure is in the public domain;

               (ii) after disclosure becomes part of the public domain through no act or omission by the receiving Party; or

               (iii) a Party hereto is compelled to disclose by a court or other tribunal of competent jurisdiction. In this case, the compelled Party shall give the disclosing Party prompt notice so that the disclosing Party can seek a protective order, and shall exercise reasonable efforts to ensure that the information is accorded confidential treatment by the court or other tribunal.

          (d) The obligations of confidentiality and nondisclosure shall not apply to Confidential Party Information which:


               (i) as shown by written records or other competent proof was in the possession of the receiving Party prior to disclosure or development under this Agreement;

               (ii) is rightly received by the receiving Party, without obligation of secrecy, from a Third Party who was entitled to receive and transfer such; or

               (iii) as shown by written records or other competent proof is independently developed by employees of the receiving Party who did not have access to Confidential Information.

          (e) A Party shall also be entitled to disclose Confidential Asset Information or the other Party's Confidential Party Information, as the case may be (i) that is required to be disclosed in compliance with applicable laws or by order of any governmental body or a court of competent jurisdiction; (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement; (iii) as required in furtherance of a Party's obligations under this Agreement or the Related Agreements; (iv) as necessary or appropriate in connection with disclosures or filings made with the FDA or other Governmental Authorities relating to the Business or the Purchaser's ownership of the Acquired Assets, manufacture of the Products, operation and use of the Facilities, the Halsey Equipment or the Par Equipment (in each case, including, without limitation, with respect to any Retained Information); (v) as may be necessary to Third Parties in connection with business transactions with the Parties, provided, that such Third Parties shall be bound by a confidentiality agreement obligating them to keep such information confidential consistent with the terms of this Agreement; and (vi) as may be required otherwise provided that a Party give the other Party an outline of the material to be disclosed and such other Party shall consent to such disclosure; provided, that the Party required to disclose such information shall use commercially reasonable efforts to obtain confidential treatment of such information by the agency or court or other disclosee to the maximum permitted extent under law, and that, in the case of disclosure under (i) shall provide the other Party with a copy of the proposed disclosure in sufficient time to allow reasonable opportunity to comment thereon.

          (f) Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining any other Party from any violation or threatened violation of this Section 5.3.

     5.4. Taxes.

     The Seller shall pay in a timely manner, no later than within 20 days of the First Closing Date, all Taxes, other than sales taxes, resulting from or payable in connection with the First Closing pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements. The Seller shall pay in a timely manner, no later than within 20 days of the Second Closing Date, all Taxes, other than sales taxes, resulting from or payable in connection with the Second Closing pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements. In each case, the Seller shall promptly provide to the Purchaser evidence of the Seller having made such payments. Furthermore, with respect to any such payments to be made with respect to the First Closing which have not been made by the Second Closing Date and to the extent of any breach of Section 3.17, the Purchaser shall be entitled to set off against the amounts that would otherwise by due to the Seller at the Second Closing such payment amounts and tax liabilities, as the case may be.

     5.5. Publicity.

     Except as otherwise contemplated by this Agreement or required by law or applicable SEC or stock exchange requirements, neither the Purchaser nor the Seller shall, and each of them shall cause their respective Affiliates, representatives and agents not to, issue or cause the publication of any press release or public announcement with respect to the transactions contemplated by this Agreement. The content of the initial press release for each Party announcing the execution of this Agreement shall be mutually agreed upon by the Purchaser and the Seller. Unless disclosure is required by applicable law, no Party shall disclose the Purchase Price or any payment thereof.

     5.6. Further Assurances.

     Each Party shall from time to time after the First Closing, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by the other Party to make effective the transactions contemplated by this Agreement and each Related Agreement.

     5.7. Security Interest of the Purchaser.

     On the First Closing Date, the Seller consents to the Purchaser filing UCC-1 financing statements on the Second Closing Acquired Assets to help secure the Purchaser's first priority security interest in the Second Closing Acquired Assets as contemplated by the Security Agreement. The Seller shall execute and deliver all such additional documents and filings, and provide all cooperation to the Purchaser, necessary or useful in completing the filings and granting of the first priority security the interest contemplated by this Section 5.7.

     5.8. Non-Solicitation.

     From the First Closing Date and continuing for a period of one (1) year after the Second Closing Date, the Seller shall not directly or indirectly solicit, divert or take away any employees of the Purchaser, notwithstanding that such employees may have been originally obtained or recruited through the efforts of the Seller.

     5.9. Additional Registration Statements; Subsequent Placements; Redemption.

     Halsey hereby covenants and agrees that Halsey shall not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith carry out all the provisions of this Agreement. Without limiting the generality of the foregoing, from the First Closing Date until Shareholder Approval: (a) Halsey shall not file a registration statement under the Securities Act other than (i) an amendment to a Form S-8 that has been filed as of the First Closing Date, and
(ii) pursuant to demand registration rights held by a Third Party on or prior to the First Closing Date; (b) Halsey shall not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of ) any of its or its Affiliates equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for the common stock of Halsey or Voting Securities if such securities have voting rights; (c) Halsey shall issue, if at all, no more than 10,500,000 of its authorized, reserved shares of common stock to any of its existing shareholders, option holders and warrant holders listed, and in any case shall issue no more than its currently authorized 80,000,000 shares of common stock until after Shareholder Approval; and (d) Halsey shall not subdivide (by any stock split, stock dividend, recapitalization or otherwise) any outstanding shares of its common stock into a greater number of shares. Furthermore, prior to the Stockholder Meeting, Halsey shall not redeem, call, cancel or take any other similar action relating to, nor approve any action by any Third Party to redeem, call, cancel or take any other similar action relating to, any debentures of Halsey which are outstanding as of the First Closing Date.

     5.10. No Additional Liens.

     Subject to Section 5.7, after the First Closing Date the Seller (a) shall not, and shall not permit or authorize any Affiliate or Third Party to, sell, assign, convey, transfer, pledge, create or permit a Lien to be placed upon, license or dispose any of the Acquired Assets, and (b) shall use its best efforts to immediately remove any Lien that is placed on any of the Acquired Assets. Except for transfers to the Purchaser contemplated by this Agreement or in any Related Agreement, the Seller shall not sell, transfer, lease or otherwise dispose of any Acquired Assets or authorize or create any obligation to do so.

     5.11. Inspection.

     The Purchaser shall notify the Seller of the date on which the Purchaser shall take a final physical asset count of the Halsey Equipment and the Par Equipment (the "Final Asset Measurement Date"), which date shall be within 30 days following the First Closing Date. The Seller shall have the right (but not the obligation) to observe and jointly perform such count together with the Purchaser. On the Final Asset Measurement Date, with or without the Seller, a physical asset count shall be conducted by the Purchaser in order to determine the amount of asset shortfall, if any, in the Halsey Equipment and the Par Equipment as of the Final Asset Measurement Date (the "Closing Asset Shortfall"). Promptly upon completion of the final physical asset count, the Purchaser shall determine if any items are missing from the Halsey Equipment or the Par Equipment which are listed on Exhibit C and Exhibit K, respectively, and if there are missing items, then the Purchaser and the Seller shall jointly determine in good faith the value of the Closing Asset Shortfall.

     In the event the Purchaser and the Seller agree on the Closing Asset Shortfall and the value thereof, the Closing Asset Shortfall shall be final and the Seller shall promptly pay to the Purchaser the full amount of the value of the Closing Asset Shortfall. In the event the Purchaser and the Seller can not agree on the Closing Asset Shortfall and the value thereof within 30 days following the Final Asset Measurement Date or such later time as mutually agreed by the Parties, then the Purchaser and the Seller hereby agree to submit such dispute to a internationally recognized independent auditing firm or mutually agreeable appraiser that is not then engaged by either Party for assurance services (the "Auditor"), and the Auditor shall promptly (but in any event no later than by the Second Closing) determine the aspects of the Closing Asset Shortfall and the value thereof which have not been agreed to based upon evidence on the presence or absence of such items and the fair market value thereof, and such determination shall be binding and final, and the Seller shall promptly pay to the Purchaser the full amount of the value of the Closing Asset Shortfall.

     5.12. Insurance.

     The Seller shall maintain, at its expense, products liability and general liability "tail coverage" naming the Purchaser as additional insured, having a limit of not less than Five Million Dollars ($5,000,000) in the aggregate, for a period from the date hereof until three (3) years from the Second Closing Date, covering the Products manufactured or sold by the Seller on or prior to the First Closing. The Seller shall provide to the Purchaser 30 days prior written notice of any cancellation or change in the foregoing coverage. Upon request of the Purchaser, the Seller shall provide to the Purchaser certificates of insurance evidencing the foregoing coverage.

     5.13. Removal of Inventory.

     If on or prior to the First Closing Date Halsey fails to remove any assets, furniture, chemicals and other materials or documents at either Facility which are not included in the Acquired Assets or the Par Equipment, including, without limitation, the Inventory, then the Purchaser may, at its option and in its sole discretion, (a) require Halsey to complete the removal of such assets, furniture, chemicals and other materials and documents, or (b) remove such assets, furniture, chemicals and other materials and documents itself and Halsey shall immediately pay the Purchaser its fully burden cost of having such items removed from the Facilities and properly disposed of, and if such payment is not received prior to the Second Closing, then set off against and reduce the Second Closing Payment such amounts which are due under this Section 5.13.

                                   SECTION 6

                                   CONDITIONS

     6.1. Conditions to Each Party's Obligations.

     The respective obligations of each Party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to either Closing that there shall not be in effect any statute, regulation, order, decree or judgment of any Governmental Authority which makes illegal or enjoins or prevents the consummation of the transactions contemplated by this Agreement.

     6.2. Conditions to Obligations of the Purchaser.

     The obligation of the Purchaser to effect each Closing shall be further subject to the satisfaction or waiver by the Purchaser at or prior to the applicable Closing of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Seller made in this Agreement and the Related Agreements shall be true and correct in all material respects as of the applicable Closing Date as though made on such Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

          (b) Obligations and Covenants. The Seller shall have performed in all material respects all obligations and covenants required to be performed or complied with by the Seller under this Agreement by the time of the applicable Closing.

          (c) Liens on the Brenner Facility and the Par Equipment. With regard to the First Closing, as of the First Closing Date the Brenner Facility and the Par Equipment shall be free and clear of all Liens and encumbrances, other than the Permitted Exceptions (as such term is defined in the Brenner Contract of Sale).

          (d) Actions and Documents. For the First Closing, the Seller shall have undertaken, caused to be undertaken, delivered to the Purchaser and/or caused to be delivered to the Purchaser, as applicable, each of the actions, documents and instruments, as the case may be, set forth in Section 2.5(b). For the Second Closing, the Seller shall have undertaken, caused to be undertaken, delivered to the Purchaser and/or caused to be delivered to the Purchaser, as applicable, each of the actions, documents and instruments, as the case may be, set forth in Section 2.6(b).

     6.3. Conditions to Obligations of the Seller.

     The obligation of the Seller to effect each Closing shall be further subject to the satisfaction or waiver by the Seller at or prior to the applicable Closing of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Purchaser made in this Agreement and the Related Agreements shall be true and correct in all material respects as of the applicable Closing Date as though made on the applicable Closing Date, except to the extent such representations and warranties expressly related to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

          (b) Obligations and Covenants. The Purchaser shall have performed in all material respects all obligations and covenants required to be performed or complied with by the Purchaser under this Agreement by the time of the applicable Closing.

          (c) Actions and Documents. For the First Closing, the Purchaser shall have undertaken, caused to be undertaken, delivered to the Seller and/or caused to be delivered to the Seller, as applicable, each of the actions, documents and instruments, as the case may be, set forth in Section 2.5(c). For the Second Closing, the Purchaser shall have undertaken, caused to be undertaken, delivered to the Seller and/or caused to be delivered to the Seller, as applicable, each of the actions, documents and instruments, as the case may be, set forth in
Section 2.6(c).

                                   SECTION 7

                                   AMENDMENTS

     7.1. Amendments.

     This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. No delay or failure on the part of any Party hereto in exercising any right, power or privilege under this Agreement or under any Related Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege

                                   SECTION 8

                            SURVIVAL; INDEMNIFICATION

     8.1. Survival of Representations.

     The representations and warranties contained in this Agreement (including in Sections 3 and 4 as well as in the Exhibits, Schedules and Disclosure Schedules attached hereto), in any Related Agreement, the Seller's Officer's Certificate, the Purchaser's Officer's Certificate and in any other document delivered in connection herewith or therewith, together with the related obligations to indemnify and hold harmless under Section 8.3(a) and Section 8.4(a), shall survive each Closing and shall terminate at the close of business on the third (3rd) anniversary of the Second Closing Date; provided, however, that such representations and warranties, together with the related obligations to indemnify and hold harmless under Section 8.3(a), shall not terminate with respect to:

          (a) Representations and warranties made by Seller in Sections 3.5, 3.14, 3.15, 3.16 and 3.17 and Seller's related obligation to indemnify and hold harmless the Purchaser under Section 8.3(a) with respect to such representations and warranties as well as Seller's related obligation to indemnify and hold harmless the Purchaser for Losses covered by Sections 8.2(a) or (b), which representations and warranties and obligations to indemnify and hold harmless shall survive each Closing and any termination of this Agreement forever; and

          (b) Any item as to which the Person to be indemnified shall have made a claim by delivering a notice of such claim before the expiration of the applicable period for indemnification (stating in reasonable detail the basis of such claim) pursuant to Section 8.4 to the Party to be providing the indemnification.

     8.2. Survival of Other Provisions.

          (a) Sections 2, 5 (other than Section 5.3) and 8 (except as set forth in Section 8.1) shall survive both the First Closing and the Second Closing, and subject to Section 9, shall continue forever. Sections 10.7, 10.12, 10.13, 10.14, 10.15 and 10.16 shall survive both the First Closing and the Second Closing and shall continue forever.

          (b) Section 5.3, together with any liability and obligation to indemnify and hold harmless relating to any breach of Section 5.3, shall survive for 7 years following the Second Closing Date or the termination of this Agreement, whichever is longer.

     8.3. Indemnification by the Seller.

     The Seller shall indemnify the Purchaser, its Affiliates, and its and their respective officers, directors, employees, shareholders, agents and representatives against, and hold them harmless from, any loss, liability, obligation, claim, damage or expense (including reasonable legal fees and expenses and consultants' fees and natural resource damages where applicable) ("Losses"), as incurred (payable promptly upon written request), to the extent arising from or in connection with or otherwise with respect to:

          (a) any breach of any representation or warranty of the Seller which is contained in this Agreement (including in Section 3 as well as in the Exhibits, Schedules and Disclosure Schedules attached hereto), in any Related Agreement, the Seller's Officer's Certificate and in any other document delivered in connection herewith or therewith;

          (b) any breach of any covenant or agreement of the Seller or breach of any license rights granted by the Seller to the Purchaser contained in this Agreement or any Related Agreement;

          (c) the failure by the Seller to assume, pay, perform and discharge any Excluded Liabilities;

          (d) directly or indirectly,

               (i) any Environmental Conditions on, at, under or emanating from the Facilities occurring or existing on or before the First Closing Date;

               (ii) any violation or non-compliance by the Seller, the Business, or the conduct of the Business by the Seller or otherwise at any time with any Environmental Laws;

               (iii) failure by Seller or its agents, employees, consultants or contractors to comply with Environmental Laws applicable to the Business, the Acquired Assets, the Halsey Equipment or the Par Equipment, or either of the Facilities on or prior to the First Closing Date;

               (iv) treatment, storage, disposal or Release at any location of Hazardous Materials used, generated, handled, stored, manufactured, originating at or transported from any of the Facilities or in connection with the Business on or prior to the First Closing Date;

               (v) Environmental Claims, including without limitation the NYDEC, other Governmental Entities and any other Third Party, alleging a Environmental Conditions on, at, under or emanating from the Facilities or damages arising from personal injury, property damage or damage to natural resources arising from or related in any way to Environmental Conditions on, at, under or emanating from the Facilities or the conduct of the Business on or before the First Closing Date;

               (vi) breach of any of the representations or warranties set forth in Section 3.14, 3.15 or 3.16; or

               (vii) any Environmental Conditions on, at, under or emanating from any of the Facilities after the First Closing Date arising from a Release taking place on or before the First Closing Date.

          (e) any challenge, suit, action or investigation relating to the Shareholder Approval, the Shareholder Meeting, the Proxy Statement, the Voting Agreement or any of the transactions contemplated by this Agreement or any Related Agreement;

          (f) except as otherwise expressly provided herein, any Liabilities (other than Assumed Liabilities) arising out of or resulting from the Seller's ownership of the Acquired Assets, use of the Halsey Equipment or the Par Equipment, operation of either of the Facilities or conduct of the Business, including, without limitation, any product liability, breach of warranty or similar causes of action or claims, whether in tort, contract or otherwise, regardless of when asserted, which resulted from the use or misuse of any Product sold by the Seller; and

          (g) any fees, expenses or other payments incurred or owed by the Seller to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the transactions contemplated by this Agreement.

     8.4. Indemnification by the Purchaser.

     The Purchaser shall indemnify the Seller, its Affiliates, and its and their respective officers, directors, employees, shareholders, agents and representatives against, and agrees to hold them harmless from, any Losses, as incurred (payable promptly upon written request), to the extent arising from or in connection with or otherwise with respect to:

          (a) any breach of any representation or warranty of the Purchaser which is contained in this Agreement, in any Related Agreement, the Purchaser's Officer's Certificate and in any other document delivered in connection herewith or therewith;

          (b) any failure of the Purchaser to pay or perform any Assumed Liabilities; or

          (c) except as otherwise expressly provided herein, any Liabilities (other than Excluded Liabilities) arising out of or resulting from any product liability, breach of warranty or similar causes of action or claims, whether in tort, contract or otherwise, regardless of when asserted, which resulted from the use or misuse of any Product sold by the Purchaser.

     8.5. Procedures.

          (a) In order for a Party (the "Indemnified Party") to be entitled to the indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the indemnifying Party (the "Indemnifying Party") in writing (and in reasonable detail) of the Third Party Claim promptly, and in any event within 10 business days after receipt by such Indemnified Party of notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within 10 business days' after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

          (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so elects by giving written notice of such election to the Indemnified Party within 10 business days of its receipt of the Indemnified Party's notification of the Third Party Claim, to assume the defense thereof with counsel reasonably acceptable to the Indemnifying Party; provided, that no Indemnifying Party may so assume such defense unless it also acknowledges to the Indemnified Party in writing that it is obligated to indemnify the Indemnified Party against any Losses arising from such Third Party Claim as provided herein. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the so long as the Indemnifying Party diligently conducts such defense it shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). Whether or not the Indemnifying Party chooses to defend a Third Party Claim, all Parties shall cooperate in the defense thereof. Such cooperation shall include the retention and (upon the request of the Party defending the Third Party Claim) the provision to the Party defending the Third Party Claim of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party does not assume the defense of a Third Party Claim, the Indemnified Party may settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent, and the Indemnifying Party shall be obligated to indemnify the Indemnified Party for any Losses (including amounts paid in settlement) incurred by the Indemnified Party which result from such Third Party Claim to the extent such Losses are covered by the terms of the indemnities contained in Sections 8.3 or 8.4 (as applicable) If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, which releases the Indemnified Party completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnified Party.

          (c) In the event any Indemnified Party should have a claim against any Indemnifying Party under Sections 8.3 or 8.4 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under Sections 8.3 or 8.4, except to the extent that the Indemnifying Party demonstrates that it has been prejudiced by such failure. If the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

     8.6. Limitation; Exclusions from Limitation.

     Notwithstanding anything to the contrary contained herein, but except as provided below in this Section 8.6, the Seller's aggregate liability to the Purchaser for Losses under Section 8.3(a) will in no event exceed Two Million Five Hundred Thousand Dollars ($2,500,000). The foregoing limitation on the Seller's liability shall not apply to, and the calculation of the Seller's aggregate liability under such limitation shall not include, any Losses resulting from a breach of the representations and warranties made by Seller under (i) Section 3.17, or (ii) Sections 3.14, 3.15 or 3.16.

                                   SECTION 9

                                   TERMINATION

     9.1. Termination prior to Second Closing Date.

     This Agreement may be terminated at any time prior to the Second Closing
Date:

          (a) by mutual written consent of the Parties;

          (b) by either Party sending notice to the other Party if a Governmental Authority shall have issued an injunction, order, decree or ruling or taken any other action that permanently restrains, enjoins, or otherwise prohibits the transactions contemplated by this Agreement and such injunction, order, decree, ruling or other actions shall have become final and nonappealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b) shall not have taken any action, or failed to take any action, that would cause it to be in breach of any of its agreements, representations, warranties or covenants set forth in this Agreement;

          (c) by the Purchaser in the event the Second Closing Date does not occur on or before 10 business days following the date of Shareholder Approval, if and when the Purchaser so elects in its sole discretion by sending notice to the Seller of such election; provided, however, that the Purchaser will have no right to terminate this Agreement pursuant to this Section 9.1(c) if, as of the close of the 10th business day following the date of Stockholder Approval, the Seller has fulfilled all of its obligations under this Agreement and is not then in breach of any obligation under the Agreement, including, without limitation, taking or causing to be taken all actions required under Section 2.6(b), delivery of all documents and agreements required under Section 2.6(b), complete performance of all covenants pursuant to Section 5, and all conditions to the obligations of the Purchaser set forth in Section 6.2 with respect to the Second Closing shall have been satisfied; or

          (d) by either Party by sending notice to the other Party on or after January 1, 2005 in the event that (i) by January 1, 2005 Shareholder Approval has not been obtained and (ii) a meeting of Halsey's shareholders has been held during which Shareholder Approval of the Transactions Requiring Shareholder Approval was considered.

     9.2. Effectiveness and Effects of Termination. The termination of this Agreement in accordance with Sections 2.11 or 9.1 shall be effective upon notice of such termination being given the by the terminating Party to the other Party. Within one (1) business day following notice of such termination being given the by the terminating Party to the other Party, the Seller shall pay to the Purchaser the full amount of the Refundable Amount as well as any other amounts which are then due and payable by the Seller to the Purchaser under this Agreement or any Related Agreement. The Use and License Agreement may not be terminated by the Seller with respect to the Non-Packaging Assets unless and until this Agreement is terminated in accordance with this Section 9 and the Seller pays to the Purchaser the full amount of the Refundable Amount as well as any other amounts which are then due and payable by the Seller to the Purchaser under this Agreement or any Related Agreement. Notwithstanding the foregoing, with respect to the Packaging Equipment, the Use and License Agreement shall survive any such termination of this Agreement. Furthermore, following such termination of this Agreement:

          (a) The Parties shall have no further liability hereunder with respect to the Second Closing except that each Party shall remain liable to the other for any breach by it of this Agreement or, for the applicable time periods set forth in Section 8, of any representation, warranty or covenant contained herein occurring before the date of such termination;

          (b) The transactions contemplated by the First Closing shall remain unaffected and shall not be terminated or revoked in any way, other than the return to the Purchaser of the Refundable Amount;

          (c) Notwithstanding Section 8.2(a), Sections 2.1(b), 2.6, 2.9(b), 2.10 and 2.11 shall not survive such termination. Notwithstanding Section 8.2(a),
Section 5 shall not survive such termination other than Sections 5.2 (for 2 years following such termination), 5.3, 5.4 and

5.6, 5.12 and 5.13, each of which shall survive any such termination of this Agreement, and 5.7 and 5.10, each of which shall survive any such termination of this Agreement until all amounts owed and obligations secured by the Security Agreement have been paid in full to the Purchaser by the Seller. Sections 9.3, 10.7, 10.12, 10.13, 10.14, 10.15 and 10.16 shall survive any such termination;
and (d) Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights, claims or amounts owed that shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of this Agreement.

     9.3. Limitation on the Purchaser's Liability. In no event shall the Purchaser or its Affiliates have any liability to the Seller, if any at all, in excess of the Purchase Price. In no event shall the Purchaser have any liability to the Seller for any other actual, special, consequential or punitive damages, and any claim, right, cause of action or liability for any damages that are special, consequential or punitive or for specific performance of this Agreement is hereby fully released and forever discharged. Without limiting the generality of the foregoing, the Seller shall not have a right to specific performance following a termination of this Agreement by the Purchaser.

                                   SECTION 10

                                  MISCELLANEOUS

     10.1. Notices.

     All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by (a) registered or certified mail, return receipt requested; (b) overnight via a nationally recognized courier service guaranteeing next-day delivery, charges prepaid; or (c) facsimile (with original promptly sent by any of the foregoing manners). Any such notices shall be addressed to the receiving Party at such Party's address set forth below, or at such other address as may from time to time be furnished by similar notice by either Party:

(a)      if to the Seller, to:

         Halsey Drug Co., Inc.
         616 N. North Court, Suite 120
         Palatine, Illinois 60067
         Fax: (847) 705-5399
         Telephone: (847) 705-7709
         Attention: President and CEO

         with a copy to:

         St. John & Wayne, L.L.C.
         Two Penn Plaza East
         Newark, New Jersey 07105
         Fax:  (973) 491-3555
         Telephone:  (973) 491-3600
         Attention:  William P. Oberdorf, Esq.

(b)      if to the Purchaser, to:

         IVAX Pharmaceuticals New York LLC
         4400 Biscayne Boulevard
         Miami, Florida 33137
         Telephone: (305) 575-4101
         Facsimile: (305) 575-4105
         Attention: Rafick Henein

         with a copy to:

         IVAX Corporation
         4400 Biscayne Boulevard
         Miami, Florida 33137
         Telephone: (305) 575-6000
         Facsimile: (305) 575-6049
         Attention: General Counsel

         with a copy to:

         Reed Smith LLP
         599 Lexington Avenue
         New York, New York 10022-7650
         Telephone: (212) 549-0238
         Facsimile: (212) 521-5450
         Attention: William R. Griffith, Esq.

All notices shall be effective upon such personal delivery or upon transmission by facsimile, or next business day following delivery to such courier service, or three calendar days after it is sent by such registered or certified mail, as the case may be. Copies shall be sent in the same manner as originals.

     10.2. Descriptive Headings.

     The descriptive headings in this Agreement are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     10.3. Counterparts.

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party. 10.4. Entire Agreement.

     This Agreement, the Related Agreements and the Schedules and Exhibits hereto and thereto, contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither Party shall be liable or bound to any other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Related Agreements.

     10.5. Fees and Expenses.

     Regardless of whether or not the transactions contemplated by this Agreement are consummated, except as otherwise provided herein each Party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

     10.6. Independent Contractors.

     Nothing contained in this Agreement shall be deemed to constitute a partnership or joint venture between the Seller and the Purchaser, or to constitute one as the agent of the other. The Seller and the Purchaser shall act solely as independent contractors, and nothing in this Agreement shall be construed to give either Party the power or authority, express or implied, to act for, bind, or commit the other Party.

     10.7. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to any applicable principles of conflicts of law.

     10.8. Specific Performance.

     The Parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the Parties shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy at law or equity.

     10.9. Assignment.

     This Agreement may not be assigned by any Party hereto without the prior written consent of the other Party, provided, however, that the Purchaser may assign its rights under this Agreement to an Affiliate without the consent of the Seller; provided, that such assignment shall not be deemed to release the Purchaser from its obligations hereunder. Any attempted assignment in violation of this Section 10.9 shall be void.

     10.10. Successors and Assigns.

     This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto, their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     10.11. Severability.

     In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the Parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by law.

     10.12. Consent to Jurisdiction.

     Each of the Purchaser and the Seller irrevocably submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of Florida, for the purposes of any suit, action or other proceeding arising out of this Agreement, any Related Agreement or any transaction contemplated hereby or thereby. Each of the Purchaser and the Seller agrees to commence any such action, suit or proceeding either in the U.S. District Court for the Southern District of Florida or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Courts of the State of Florida. Each of the Purchaser and the Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Florida with respect to any matters to which it has submitted to jurisdiction in this Section 10.12. Each of the Purchaser and the Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any Related Agreement or the transactions contemplated hereby and thereby in the U.S. District Court for the Southern District of Florida, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     10.13. Waiver of Jury Trial.

            EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED INSTRUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO

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REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY
OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE RELATED AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.13.

     10.14. Attorney Fees.

     A Party in breach of this Agreement shall, on demand, indemnify and hold harmless the other Party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other Party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other Party may be entitled.

     10.15. Interpretation.

            (a) In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

            (b) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (B) any reference to any Laws herein shall be construed as referring to such Laws as from time to time enacted, repealed or amended; (C) any reference herein to any Person shall be construed to include the Person's successors and assigns; (D) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (E) all references herein to Sections, Exhibits or Schedules shall be construed to refer to Sections, Exhibits and Schedules of this Agreement.

     10.16. Joint and Several Obligations; Interpretation of "Seller".

     Halsey and Axiom shall be jointly and severally liable for the obligations of the Seller and of each other under this Agreement and all of the Related Agreements. Each reference to the phrase "the Seller" or "Seller" in this Agreement or any Related Agreement to which Halsey and Axiom are both parties shall be deemed to read as meaning "Halsey" as well as "Axiom".

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                     [The next page is the signature page.]


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

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


                                        HALSEY DRUG CO., INC.


                                        By: /s/ Andrew D. Reddick
                                           -----------------------------------
                                        Name:  Andrew D. Reddick
                                        Title: President and CEO


                                        AXIOM PHARMACEUTICAL CORPORATION


                                        By: /s/ Andrew D. Reddick
                                           -----------------------------------
                                        Name:  Andrew D. Reddick
                                        Title: President and CEO


                                        IVAX PHARMACEUTICALS NEW YORK LLC

                                        By: /s/ Jordan Siegel
                                           -------------------------------------
                                        Name:  Jordan Siegel
                                        Title: Vice President


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